Exhibit 10.92

MEZZANINE LOAN AGREEMENT
dated as of
March 14, 2018
among
SRC SPARROW 2 LLC,
as Borrower,
the Lenders party hereto
and
JPP, LLC,
as Administrative Agent

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(Continued)

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(Continued)

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(Continued)

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SCHEDULES:
Schedule 1.01 – Properties
Schedule 1.02 – Appraised Values
Schedule 1.03 – Single Purpose Entity Requirements
Schedule 1.04 – Purchase Options
Schedule 1.05 – Release Prices
Schedule 2.01 – Commitments
Schedule 3.01 – Organizational Chart
Schedule 3.06 – Litigation, Environmental and Labor Matters; Environmental Reports
Schedule 3.38 – Underwriting Representations
Schedule 5.17 – Post-Closing Matters

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Reserved
Exhibit C – Reserved
Exhibit D – Form of Compliance Certificate

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MEZZANINE LOAN AGREEMENT
MEZZANINE LOAN AGREEMENT (this “Agreement”) dated as of March 14, 2018 among SRC SPARROW 2 LLC (“Borrower”), the Lenders from time to time party hereto and JPP, LLC, as administrative agent.
WHEREAS, Borrower has requested, and the Lenders have agreed to provide, a mezzanine loan in an aggregate principal amount equal to $240,000,000, the proceeds of which will be used in accordance with Section 5.08.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions
SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Acceptable Counterparty” means a counterparty to the LIBOR Cap that (a) has and shall maintain, until the expiration of the applicable LIBOR Cap, (i) a long-term unsecured debt rating of not less than “A+” by S&P and a short-term senior unsecured debt rating of at least “A‑1” from S&P and (ii)(x) a long-term unsecured debt rating of not less than “A2” from Moody’s and a short-term senior unsecured debt rating of at least “P1” from Moody’s or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A1” from Moody’s or (b) is otherwise acceptable to the Administrative Agent.
“Additional Mezzanine Borrower” means Sparrow One or such other direct or indirect Subsidiary of Roebuck which is a holder of the direct or indirect Equity Interests of the Borrowers and acceptable to the Administrative Agent.
“Additional Mezzanine Loan Agreement” means any loan agreement entered into after the Effective Date by the Additional Mezzanine Borrower relating to the incurrence of Additional Permitted Mezzanine Debt.
“Additional Permitted Mezzanine Debt” means additional mezzanine Indebtedness incurred by Borrower or the Additional Mezzanine Borrower after the Effective Date as a Loan under this Agreement or a loan under any Additional Mezzanine Loan Agreement in an aggregate amount not to exceed the lesser of (i) $200,000,000 (which, when aggregated with the Indebtedness under the Loans as of the Effective Date, does not exceed $440,000,000) and (ii) the aggregate amount of repayments of the Mortgage Loan on or prior to the date of incurrence of such additional Indebtedness; provided, that (a) the lender providing any such additional mezzanine Indebtedness shall execute a joinder to the Intercreditor Agreement agreeing to be bound by the terms thereof and (b) Borrower shall (x) execute and deliver such amendments to the Loan Documents and the Effective Date Mezzanine Loan Agreement as are reasonably required by the Administrative Agent to incorporate into the terms of such Loan Documents and the Effective Date Mezzanine Loan Agreement the existence of the Additional Permitted Mezzanine Debt and (y) pay or reimburse to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any such Indebtedness.

“Administrative Agent” means JPP, LLC, in its capacity as administrative agent for the Lenders, together with its successors and assigns.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning assigned to such term in Section 9.01(c).
“Agreement” has the meaning assigned to such term in the introductory paragraph.
“Anti-Money Laundering Laws” means each of (a) the Bank Secrecy Act, (b) the Patriot Act, (c) OFAC and (d) all other applicable foreign or domestic laws, rules, procedures or regulations relating to or concerning money laundering, terrorist financing, securities fraud, market manipulation or the generation of income through illegal actions.
“Applicable Margin” means 11.00%
“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders.
“Appraisals” means those certain appraisals of each Property in its then “as is” condition, prepared by a member of the American Institute of Real Estate Appraisers acceptable to the Administrative Agent, which appraisal (i) shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and (ii) otherwise shall be in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.
“Appraised Value” means, with respect to each Property, the amount set forth for such Property on Schedule 1.02.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus ½ of 1.00% (b) the Prime Rate in effect on such day and (c) the Eurodollar Rate for a one month period on such day plus 1.00%. Any change in the Base Rate due to a change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate, respectively. When used in reference to any Loan “Base Rate” shall refer to a Loan bearing interest at a rate determined by reference to the Base Rate.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned to such term in the introductory paragraph.
“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, for any period, the amounts expended for items required to be capitalized under GAAP (including expenditures for replacements, building improvements, major repairs, alterations, tenant improvements and leasing commissions).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that any obligations of any Person to pay rent or other amounts under any lease classified and accounted for as operating lease obligations on the Effective Date, shall continue to be accounted for and classified as operating lease obligations in accordance with GAAP as in effect on the Effective Date notwithstanding any change in GAAP. For the avoidance of doubt, any obligations under a Ground Lease or the Master Lease shall not constitute Capital Lease Obligations notwithstanding any change in GAAP after the Effective Date.
“Casualty Event” has the meaning set forth in the Mortgage Loan Agreement.
“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors of Holdings on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and such “person” or “group” shall beneficially own (as such term is used herein) a greater percentage of the Equity Interests of Holdings entitled to vote for members of the board of directors than the Permitted Holders shall, collectively, beneficially own; or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) either Holdings or Roebuck shall cease for any reason to own, directly or indirectly, 100% of the voting stock of the Borrowers; or (d) the occurrence of a change in control under the Holdings Domestic Credit Agreement.
“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Closing Date Officer’s Certificate” means the officer’s certificate of Borrower delivered to Lender as of the Closing Date certifying certain schedules incorporated herein by reference.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all assets owned from time to time by Borrower, including (i) 100% of the issued and outstanding limited liability company interests in SRC O.P. LLC, (ii) 100% of the indirect ownership interests and rights to distributions from SRC Facilities LLC, and
SRC Real Estate (TX), LLC, (iii) all other collateral pledged under the Pledge Agreement, and (iv) all other tangible and intangible property in respect of which Lender is granted a Lien under this Agreement and the other Loan Documents, and all proceeds thereof.
“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents executed in connection with this Agreement that create, or are intended to create, perfect or evidence Liens to secure the Obligations.
“Commitment” means, with respect to each Lender, such Lender’s commitment to make a Loan to Borrower on the Effective Date. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01. The aggregate amount of the Commitment of all Lenders on the Effective Date is $240,000,000.
“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit D (or such other form as may be approved by the Administrative Agent).
“Component Note” has the meaning assigned to such term in Section 2.09(f).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Control” means, with respect to any Person, the possession, directly or indirectly, of the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the board of directors (or the applicable comparable governing body) of such Person (or, to the extent such Person is a member-managed limited liability company, a direct or indirect parent of such Person that has a board of directors (or the applicable comparable governing body)). The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Investment Affiliates” means, with respect to any Person, any fund or investment vehicle that (a) is organized by such Person for the purpose of making equity or debt investments in one or more companies and (b) is Controlled by such Person. For the avoidance of doubt, JPP, LLC and JPP II, LLC are each Controlled Investment Affiliates of ESL Investments, Inc.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Interest” means interest payable at the rate described in Section 2.12(b).
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) requires any scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date of this Agreement.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b) (subject to such consents, if any, as may be required under Section 9.04(b)).
“Environmental Laws” means “Hazardous Material Laws” as defined in the HazMat Indemnity as in effect on the Effective Date.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of Remediation, fines, penalties or indemnities), of Borrower or Mortgage Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or Threatened Release of any Hazardous Materials in, on above, under or from any of the Properties or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure by any Loan Party or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules, whether or not waived; (c) the filing of an application for a waiver of the minimum funding standards under the Pension Funding Rules; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or the occurrence of a substantial cessation with respect to a Plan under Section 4062(e) of ERISA; (e) the filing of a notice of intent to terminate a Plan under, or the treatment of a Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer

Plan, notification of the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “in reorganization” or “insolvent” (within the meaning of Title IV of ERISA); (i) the determination after the Effective Date that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (j) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (k) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; or (l) the imposition of a lien upon any Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan, means that such Loan bears interest at a rate determined by reference to the Eurodollar Rate.
“Eurodollar Rate” means, with respect to any Interest Period, the greater of (a) the rate appearing on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided, that (i) if such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Interest Period shall be the Interpolated Rate, and (ii) if the Interpolated Rate is not available, the “Eurodollar Rate” with respect to such Interest Period shall be the offered quotation rate to first class banks in the London interbank market by the Person that is the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of such Person, in its capacity as a Lender (or, if it is not a Lender of such Loan, in such amount determined by the Administrative Agent) for which the Eurodollar Rate is then being determined with maturities comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (b) 0.00%.
“Eurodollar Successor Rate” has the meaning assigned to such term in Section 2.14.
“Eurodollar Successor Rate Conforming Changes” has the meaning assigned to such term in Section 2.14.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such

Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Exculpated Parties” has the meaning set forth in Section 9.14.
“Existing Note” has the meaning assigned to such term in Section 2.09(f).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“FCPA” has the meaning assigned to such term in Section 3.22.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such days’ federal funds transactions by depositary institutions as determined in such manner as the NYFRB shall set forth on its public website from time to time and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents required to be delivered pursuant to Section 5.01(a) or Section 5.01(b).
“Fiscal Year” means a fiscal year of Borrower ending on December 31 of each year.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Ground Lease” has the meaning set forth in the Mortgage Loan Agreement.
“Ground Lessor” means any lessor under a Ground Lease.
“Ground Rent” means the rent paid under each Ground Lease.
“Group Members” means the Borrower, Mortgage Borrower and any Additional Mezzanine Borrower.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means each of Roebuck and Holdings.
“Guaranty Agreement” means that certain Limited Guaranty dated as of the Effective Date made by the Guarantor in favor of the Administrative Agent.
“Hazardous Materials” means “Hazardous Materials” as defined in the HazMat Indemnity as in effect on the Effective Date.
“Hazardous Materials Claims” means “Hazardous Materials Claims” as defined in the HazMat Indemnity as in effect on the Effective Date.
“HazMat Indemnity” means that certain Hazardous Materials Indemnity Agreement dated as of the Effective Date made by the Guarantor in favor of the Administrative Agent.
“HazMat Violation” has the meaning assigned to such term in Section 5.02(g).
“Holdings” means Sears Holdings Corporation, a Delaware corporation.
“Holdings Domestic Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of July 21, 2015, by and among Holdings, certain Subsidiaries of Holdings party thereto, the lenders party thereto, the issuing lenders party thereto, Bank of America, N.A., as administrative agent and the other agents and financial institutions party thereto.
“Improvements” has the meaning set forth in the Mortgage Loan Agreement.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Agreement;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than any trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Capital Lease Obligations of such Person;
(g)    all obligations of such Person in respect of any Disqualified Equity Interest; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Insurance Maintenance Requirements” means maintaining (or causing to be maintained under the Master Lease), compliance at all times with the requirements set forth on Schedule 1.05 of the Mortgage Loan Agreement.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Effective Date entered into by and between the Administrative Agent and the administrative agent for the Mortgage Loan.
“Interest Payment Date” means the 14th day of each calendar month, commencing on April 14, 2018 and continuing on each such day through the Maturity Date.
“Interest Period” means the period commencing on the day immediately following an Interest Payment Date and continuing until the next such Interest Payment Date; provided, that the first Interest Period shall commence on the Effective Date and end on the first Interest Payment Date occurring after the Effective Date.
“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Investment” has the meaning assigned to such term in Section 6.04.
“IRS” means the United States Internal Revenue Service.

“Kmart” means Kmart Corporation, a Michigan corporation.
“Lease” means, with respect to each Property, any lease, sublease, subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in such Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBOR Cap” has the meaning assigned to such term in Section 5.15.
“Licenses” has the meaning assigned to such term in the Mortgage Loan Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” means this Agreement, the Note, the Guaranty Agreement, the HazMat Indemnity, the Collateral Documents, all Compliance Certificates and each other agreement, instrument, certificate or document executed and delivered to, or in favor of, the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with this Agreement or the Transactions. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, Borrower and the Guarantor.
“Loans” means the loans made by the Lenders to Borrower pursuant to this Agreement.
“Master Lease” means that certain Master Lease dated as of the Effective Date by and between Mortgage Borrowers, as co-lessors, and the Master Lessee, as lessee.
“Master Lease Guaranty” means that certain Guarantee of Lease dated as of the Effective Date made by Holdings in favor of the Borrowers, as lessors under the Master Lease.
“Master Lessee” means each of Roebuck and Kmart, as lessees under the Master Lease.
“Material Adverse Effect” means a material adverse effect on (a) the Collateral, (b) the Properties, taken as a whole, or the Master Lease or the Master Lease Guaranty, (c) Mortgage Borrower’s title to the Properties or Borrower’s title to the Collateral, (d) the rights and remedies of the Administrative Agent (with respect to itself and on behalf of the Secured Parties) under the Loan Documents, (e) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any

Loan Document or the rights, interests and remedies of the Administrative Agent or the other Secured Parties under any Loan Document, (f) the ability of Borrower or the Guarantor to perform its obligations under the Loan Documents, (g) the ability of the Master Lessee to perform its obligations under the Master Lease or the ability of Holdings to perform its obligations under the Master Lease Guaranty, or (g) the value of the Collateral or the value, use or operation of any Property.
“Material Agreement” means any agreement to which Mortgage Borrower is a party which is material to the operation of any Property and for which the termination, non-renewal or cancellation thereof, in each case without a replacement reasonably acceptable to the Administrative Agent, could reasonably be expected to result in a Material Adverse Effect. Material Agreement shall not include Leases (other than the Master Lease), REAs, or Multi-Site Agreements.
“Maturity Date” means the earlier of (a) July 20, 2020 and (b) the date of acceleration of the Obligations in accordance with Section 7.01.
“Maximum Legal Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under the Loans and as provided for herein or in the other Loan Documents, under the laws of such Governmental Authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loans.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Borrower” means, collectively, SRC O.P. LLC, SRC Facilities LLC, and SRC Real Estate (TX), LLC, each a Delaware limited liability company.
“Mortgage Lender” means, collectively, the “Lenders” under and as defined in the Mortgage Loan Agreement or, if the context requires, the administrative agent under the Mortgage Loan action on behalf of such “Lenders”.
“Mortgage Loan Agreement” means that certain Loan Agreement dated as of the Effective Date, by and between the Mortgage Borrower and Mortgage Lender.
“Mortgage Loan Documents” means the “Loan Documents” under and as defined in the Mortgage Loan Agreement.
“Multiemployer Plan” means an “employee pension benefit plan” (as defined in Section 3(2) of ERISA that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Multi-Site Agreement” means a national, multi-site master lease, license or concession or department agreement, in each case, (a) with tenants or licensees that operate within and as part of the store operated at a Property, or that operate kiosks, ATM or vending machines or drive-through facilities located on a Property, and (b) entered into in the ordinary course and on arm’s length terms.
“Net Cash Proceeds” means, with respect to any Repayment Event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, and (ii) in the case of a Casualty Event, the insurance proceeds or condemnation awards or similar payments actually received net of (b) the sum of (i) all reasonable out-of-pocket fees and expenses paid to third parties (other than Affiliates) in connection with such event and (ii) the amount of all taxes paid (or reasonably estimated to be payable in the next six months) with respect to such event.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
“November 2017 PPPFA Amendment” means that certain REMIC Amendment to PPPFA, Craftsman Consent and other Transaction Documents, dated as of November 7, 2017, by and among Holdings, certain Subsidiaries of Holdings party thereto and the PBGC.
“Note” means, collectively, (i) that certain Promissory Note A-1, dated as of the Effective Date, in the original principal amount of $228,000,000, made by Borrower to JPP, LLC, (ii) that certain Promissory Note A-2, dated as of the Effective Date, in the original principal amount of $12,000,000, made by Borrower to JPP II, LLC and (iii) each other note delivered by Borrower pursuant to Section 2.09(f), in each case, as such note may be replaced by multiple Notes in accordance with Section 2.09(f) and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations, liabilities and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Loan Party to any of the Lenders, the Administrative Agent, any other Secured Party or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, to the extent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Option Holder” means the holder of any purchase option right described in the definition of Purchase Option Exercise Event.
“Option Property Release Amount” means the purchase price paid by the Option Holder in connection with the purchase of the applicable Option Release Property.
“Option Release Property” has the meaning set forth in the definition of Purchase Option Exercise Event.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, Pub. L. 107-56, as it may be amended or otherwise modified from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Contribution” means the contribution or deposit made on the Effective Date in an aggregate amount of at least $406,700,000 to the Sears Pension Plans in accordance with the terms of the November 2017 PPPFA Amendment, a portion of which may be deposited into the escrow account described in the November 2017 PPPFA Amendment in accordance with the November 2017 PPPFA Amendment.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Permitted Change in Control” means a Change in Control directly arising from the exercise of remedies by any agent under any Additional Mezzanine Loan Agreement relating to such Additional Permitted Mezzanine Debt.
“Permitted Encumbrances” means with respect to the Collateral, the Liens created by the Loan Documents, and with respect to the Mortgage Borrowers and the Properties, the “Permitted Encumbrances” under and as defined in the Mortgage Loan Agreement.
“Permitted Holder” means (a) Edward S. Lampert, (b) ESL Partners, L.P., (c) ESL Investments, Inc., (d) any spouse, descendant, heir, legatee, devisee or trust or family limited partnership created for the benefit of any of the foregoing, and (e) any Controlled Investment Affiliate(s) of any of the foregoing.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least P-2 from Moody’s or A-2 from S&P;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a‑7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Permitted Leases” means any existing or future Lease of all or any portion of any Property, provided that Master Lessee is not released from its obligations under the Master Lease.
“Permitted Liens” means Liens permitted under Section 6.02.
“Permitted Sales” means, subject to compliance with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 2.10, any Sale of any Property; provided, that (a) such Sale is on arm’s-length fair market terms, (b) such Sale is for consideration of 100% in cash, (c) such Sale is for a minimum sale price of at least the Release Price for such Property, and (d) such Sale results in the removal of the applicable Property from the Master Lease.
“Permitted Transfers” means each of (a) the pledge by the Additional Mezzanine Borrower of the Equity Interests in the Mezzanine Borrower or such other Subsidiary of Roebuck as security for the obligations under the Additional Mezzanine Loan Agreement pursuant to the pledge agreement related to such loan agreement or the foreclosure of such pledge agreement, (b) distributions to the owners of Equity Interests in Borrower, so long as no Event of Default is continuing and doesn’t result therefrom, (c) any transfer of the direct or indirect Equity Interests of Borrower subject to (i) no Change in Control shall occur, (ii) the Administrative Agent shall have obtained satisfactory results of KYC searches with respect to the new direct or indirect owners of such Equity Interests, where such new owner owns more than 20% of the beneficial interests in Borrower (direct or indirect) and did not own 20% prior thereto and (iii) Borrower shall deliver all such documents, opinions and other deliverables described under Section 4.01 as the Administrative Agent may request in connection with any such Transfer, and (d) transfers of shares or other beneficial interests which are listed on a national or international exchange.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.
“Platform” means any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the Effective Date, executed by Borrower for the benefit of Lender.
“Policies” means those certain insurance policies required to be maintained from time to time pursuant to the terms of Schedule 1.05 of the Mortgage Loan Agreement.
“PPPFA” means that certain Pension Plan Protection and Forbearance Agreement dated as of March 18, 2016, by and among Holdings, certain Subsidiaries of Holdings party thereto and PBGC, as amended, supplemented or otherwise modified, including, without limitation, by that certain Consent, Waiver and Amendment dated as of March 8, 2017, that certain Amendment No. 1 to Consent, Waiver and Amendment dated as of June 29, 2017, the November 2017 PPPFA Amendment and the PPPFA Waiver.
“PPPFA Waiver” means that certain Conditional REMIC Entity Waiver dated as of the Effective Date, entered into by and among Holdings, certain Subsidiaries of Holdings party thereto and PBGC.
“Prime Rate” means the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for any day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” the Administrative Agent shall select an equivalent publication that publishes such “Prime Rate.”
“Property” means each real property listed on Schedule 1.01 (together with all Improvements thereon).
“Purchase Option Exercise Event” means the exercise by any Option Holder of any purchase right relating to a Property (each, an “Option Release Property”) identified on Schedule 1.04.
“Purchase Option Transfer Date” means the date upon which any Property is transferred to an Option Holder pursuant to a Purchase Option Exercise Event.
“REA” has the meaning set forth in the Mortgage Loan Agreement.
“Recipient” means the Administrative Agent or any Lender, as applicable.
“Recourse Liabilities” has the meaning assigned to such term in Section 9.14.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and controlling persons and its or their respective directors, officers, employees, partners, agents, advisors and other representatives thereof.
“Release” means “Release” as defined in the HazMat Indemnity as in effect on the Effective Date.
“Release Price” means, with respect to each Property, an amount equal to 80% of the Appraised Value of the such Property on the first $200,000,000 of Appraised Value of Properties if such Property is a portion of the initial $200,000,000 of Appraised Value of Properties sold after the Effective Date and 70% of the Appraised Value of the applicable Property thereafter (or such other amount as the

Administrative Agent may otherwise consent, which consent is not to be unreasonably withheld, conditioned or delayed). The Release Price for each Property is set forth on Schedule 1.06.
“Remediation” means “Remediation” as defined in the HazMat Indemnity as in effect on the Effective Date.
REMIC Asset Safe Harbor means the safe harbor for the asset test of §860D(a)(4) of the Internal Revenue Code provided in United States Treasury Regulation §1.860D-1(b)(3)(ii).
“Repayment Event” means:
(a)    any Sale;
(b)    any Casualty Event resulting in the receipt by Borrower or Mortgage Borrower of Net Cash Proceeds in excess of $500,000 with respect to any individual Property or $1,000,000 in the aggregate for all Properties in a Fiscal Year;
(c)    the incurrence by any Borrower of any Indebtedness, other than Indebtedness permitted under Section 6.01; and
(d)    any Purchase Option Exercise Event.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the aggregate amount of the Loans outstanding on such date.
“Responsible Officer” means the president, chief financial officer, chief executive officer, any vice president, secretary or treasurer of Borrower.
“Roebuck” means Sears, Roebuck and Co., a New York corporation.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sale” means any sale, transfer or other disposition of any Property by Mortgage Borrower to an arms-length third party purchaser.
“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, itself the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person that is, or is owned or controlled by Persons that are (a) listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority or are otherwise the target of any Sanctions or (b) located, organized or resident in a Sanctioned Country.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sears Pension Plans” means each of Sears Holdings Pension Plan 1 and Sears Holdings Pension Plan 2.
“Sears REMIC” means the designated portion of SRC Commercial Mortgage Trust 2003-1 for which an election was made for such portion to be treated as a “real estate mortgage investment conduit” within the meaning of section 860D of the Code.
“SEC” means the United States Securities and Exchange Commission.
“Secured Parties” means the holders of the Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Administrative Agent and the Lenders in respect of all other Obligations of the Loan Parties, (iii) each Indemnitee solely in respect of the Obligations of the Loan Parties to such Indemnitee hereunder and under the other Loan Documents, and (iv) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Single Purpose Entity Requirements” means that, at all times, Borrower shall comply with the requirements set forth on Schedule 1.03.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that is required to pay the probable liability of such Person on its debts as they become absolute and matured in accordance with their terms, (c) the capital of such Person is not unreasonably small in relation to its business currently contemplated to be conducted as of such date of determination and (d) such Person does not intend to incur, or believe that it will incur, debts, including current obligations, beyond its ability to pay such debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sparrow One” means SRC Sparrow 1 LLC, a Delaware limited liability company.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or other Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled by such Person.
“Swap Agreement” means any agreement, contract or transaction, which is (a) an interest rate swap, option, future, or forward agreement, including a rate floor, rate cap, rate collar, cross-currency rate swap, and basis swap, (b) a spot, same day-tomorrow, tomorrow-next, forward, or other foreign exchange, precious metals, or other commodity agreement, (c) a currency swap, option, future, or forward agreement, (d) an equity index or equity swap, option, future, or forward agreement, (e) a debt index or debt swap, option, future, or forward agreement, (f) a total return, credit spread or credit swap, option, future, or forward agreement, (g) a commodity index or a commodity swap, option, future, or forward agreement, (h) a weather swap, option, future, or forward agreement, (i) an emissions swap, option, future, or forward agreement, (j) an inflation swap, option, future, or forward agreement, (k) an energy swap, option, future or forward agreement, (l) a metal swap, option, future or forward agreement, (m) an agricultural swap, option, future or forward agreement, (n) any agreement, contract or transaction that is similar to any other agreement or transaction referred to in the foregoing clauses (a) - (m) and that (x) is of a type that is the subject of recurrent dealings in the swap or other derivatives markets (including terms and conditions incorporated by reference therein), and (y) is a forward, swap, future, option, or spot transaction on one or more rates, currencies, commodities, equity securities, or other equity instruments, debt securities or other debt instruments, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value, (o) any combination of agreements, contracts or transactions referred to in the foregoing clauses (a)-(n) or (p) any option to enter into an agreement, contract or transaction referred to in the foregoing clauses (a)-(o).
“Swap Obligations” means any and all obligations of Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Taking” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threatened Release” means a substantial likelihood of a Release which could reasonably be expected to require Remediation.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and the incurrence by Mortgage Borrower of the Indebtedness under the Mortgage Loan Agreement and the use of the proceeds thereof, the execution and delivery of the Master Lease by the parties thereto, the execution and delivery of the PPPFA Waiver and the consummation of the transactions contemplated by this Agreement and the other Loan Documents.
“Transfer” has the meaning assigned to such term in Section 6.03.
“True Lease Opinion” means that certain true lease opinion delivered to Administrative Agent for the benefit of Lenders by DLA Piper LLP, counsel to Borrower.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection or the effect of perfection or of priority of any security interests.
“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are unasserted and contingent in nature or unliquidated at such time.
“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(g)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.     Reserved.
SECTION 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein); provided, however, that (i) any reference herein to the Mortgage Loan Agreement, any definition therein and/or any representation, warranty, covenant, condition or other provision thereof shall mean the Mortgage Loan Agreement in effect as of the date hereof and the definitions, representations, warranties, covenants, conditions or other provisions contained therein, and shall not take into account any amendment, restatement, supplement or modification thereof, unless Administrative Agent has provided its prior written consent with respect thereto (and all such references shall remain unaltered and in full force and effect, notwithstanding the repayment of the Mortgage Loan in full or any termination of the Mortgage Loan Agreement or other Mortgage Loan Documents) and (ii) with respect to any cross-reference herein to a definition in the Mortgage Loan Agreement, if the definition set forth therein contains any requirement that a matter be approved or consented to by Mortgage Lender then for purposes hereof the consent of Lender shall also be required, (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any provision contained in this Agreement or in any of the other Loan Documents to the effect that Borrower shall cause, permit or allow Mortgage Borrower to act or to refrain from acting in any manner, or to the effect that Borrower shall itself act or refrain from acting in any manner with respect to any Property, or Borrower represents or warrants on behalf or, or covenants on behalf of, Mortgage Borrower, or with respect to the Properties, shall be construed as meaning that Borrower shall do so in

Borrower’s capacity as the owner of the equity interests in Mortgage Borrower in accordance with Legal Requirements and applicable organizational documents and not directly with respect to the Mortgage Borrower or the Property in any other matter that would violate any covenant contained in this Agreement, the Borrower’s or Mortgage Borrower’s organizational documents, or the Mortgage Loan Documents.
SECTION 1.04.     Accounting Terms; GAAP; Pro Forma Calculations.
(a)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if Borrower notifies the Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    Except as otherwise expressly provided herein, all pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which Financials have been delivered. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
SECTION 1.05.     Rounding. Any financial ratios shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.06.     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II
The Loan
SECTION 2.01.     Commitments. Subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to make a single Loan to Borrower in Dollars on the Effective Date in an amount equal to such Lender’s Commitment by making immediately available funds available by wire transfer to the account of Borrower or to such other account designated to the Administrative Agent in writing by Borrower. Amounts repaid or prepaid in respect of the Loans may not be re-borrowed.
SECTION 2.02.     Loans. The Loans shall be made by the Lenders on the Effective Date in an amount equal to the amount of their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder. Subject to Section 2.13 and Section 2.14, each Loan shall be comprised entirely of Eurodollar Loans.
SECTION 2.03.     Request for Loans. There shall be a single request for Loans hereunder, which shall be deemed to have been made as of the Effective Date upon execution and delivery of this Agreement. Borrower is not entitled to any advances with respect to the Loan, except for the advance made on the Effective Date
SECTION 2.04.     Reserved.
SECTION 2.05.     Reserved.
SECTION 2.06.     Reserved.
SECTION 2.07.     Reserved.
SECTION 2.08.     Termination of Commitments. The Commitments shall terminate immediately upon funding the Loans on the Effective Date.
SECTION 2.09.     Repayment of Loans; Evidence of Debt.
(a)    Borrower hereby promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date. To the extent not previously repaid, all unpaid Loans shall be paid in full in Dollars by Borrower on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to Section 2.09(b) or Section 2.09(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Each Lender (including any Person that is a Lender hereunder by virtue of assignment) shall be entitled to a promissory note in the form of the Note evidencing the Loan made by such Lender hereunder.
(f)    Any Lender may, at any time and from time to time, require Borrower to execute and deliver new component notes (which may be senior and junior notes) (each, a “Component Note”) to replace any existing Note(s) of such Lender (each, an “Existing Note”), or modify any Existing Notes to reflect multiple components of the Loan made by such Lender, which Component Notes may be paid in such order of priority as may be designated by such Lender; provided, that (i) the aggregate principal amount of such Component Notes shall, on the date of issuance, equal the outstanding principal balance of the Loans owing to such Lender immediately prior to the issuance of such Component Notes, (ii) the weighted average interest rate of all such Component Notes shall, on the date created and until the Maturity Date, equal the interest rate which was applicable to the Existing Notes immediately prior to the issuance of such Component Notes, (iii) the scheduled debt service payments on all such Component Notes shall, on the date of issuance and until the Maturity Date, equal the scheduled debt service payments under the Existing Notes immediately prior to the issuance of such Component Notes and (iv) no such Component Note shall increase any Borrower’s obligations, diminish its rights, or otherwise adversely affect any Borrower (in each case, by more than a de minimis amount). Borrower shall cooperate with all reasonable requests of any Lender in order to establish the Component Notes and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be requested by any Lender, all in form and substance reasonably satisfactory to the Lender.
SECTION 2.10.     Repayment of Loans.
(a)    Repayments Generally. Borrower shall have the right to repay the Loans, subject to prior notice in accordance with the provisions of this Section 2.10, at any time, in whole or from time to time, in part. Borrower shall notify the Administrative Agent in writing of any repayment under this Section 2.10(a) not later than 11:00 a.m. three Business Days before the date of repayment (or such other time as the Administrative Agent may agree in its sole discretion). Such notice shall specify the repayment date and a calculation of the aggregate amount of the Loans subject to such repayment and all accrued and unpaid interest through such repayment date; provided, that such repayment may be revoked or postponed by written notice to the Administrative Agent prior to the specified repayment date, subject to the reimbursement of any actual out-of-pocket costs incurred by the Administrative Agent or any Lender as a result of such revocation or postponement, including, without limitation, any amounts payable under Section 2.16. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each repayment of the Loans shall be applied in accordance with Section 2.10(f). Repayments under this Section 2.10(a) (but not for any other repayment under this Section 2.10) shall be accompanied by (x) accrued interest to the extent required by Section 2.12 and (y) break funding payments pursuant to Section 2.16.
(b)    Casualty Events. If the Mortgage Loan has been repaid in full, in the event and on each occasion that any Net Cash Proceeds (other than rental loss and/or business interruption proceeds) are received by or on behalf of Borrower or Mortgage Borrower in respect of any Casualty Event, Borrower shall, within three Business Days after Borrower’s or Mortgage Borrower’s receipt of such Net Cash Proceeds repay the Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that (y) if Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to the effect that Mortgage Borrower desires to apply the Net Cash Proceeds from such event to replace or rebuild such Property and (z) the Administrative Agent consents to such reinvestment (such consent not to be unreasonably withheld if (A) no Default or Event of Default exists and (B) the amount of Net Cash Proceeds subject to such requested reinvestment is less than $500,000), then no repayment shall be required pursuant to this Section 2.10 in respect of the Net Cash Proceeds specified in such certificate; provided, further, that any such reinvestment shall be on terms and subject to conditions (including timing) specified by the Administrative Agent in such consent. To the extent that any such Net Cash Proceeds therefrom have not been so applied by the end of the period to which the Administrative Agent may consent, a repayment shall be made at such time in an amount equal to such Net Cash Proceeds that have not been so applied. Any repayment under this Section 2.10(b) shall cause a dollar for dollar reduction in the Release Price for the affected Property
(c)    Sales. If the Mortgage Loan has been repaid in full, in the event and on each occasion that any Net Cash Proceeds are received by or on behalf of Mortgage Borrower in respect of any Sale (or foreclosure sale), Borrower shall, within three Business Days after Mortgage Borrower’s receipt of such Net Cash Proceeds, repay the Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds or, if greater, the applicable Release Price for each such Property subject of or to such Sale.
(d)    Indebtedness. If the Mortgage Loan has been repaid in full, in the event and on each occasion that any Net Cash Proceeds are received by or on behalf of Borrower or Mortgage Borrower in respect of the incurrence of Indebtedness other than Indebtedness permitted under Section 6.01, Borrower shall, immediately upon receipt of such Net Cash Proceeds, repay the Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds.
(e)    Purchase Option. If the Mortgage Loan has been repaid in full, in the event and on each occasion of any Purchase Option Exercise Event, Borrowers shall, within three Business Days after its or Mortgage Borrower’s receipt of such proceeds from such Purchase Option Exercise Event, repay the Obligations in an aggregate amount equal to the Option Property Release Amount. Borrower shall provide the Administrative Agent with thirty (30) days (or such shorter period of time as the Administrative Agent may agree) prior written notice of the proposed date of the transfer of the Option Release Property pursuant to the Purchase Option Exercise Event.
(f)    In the event that proceeds are realized by Borrower, Mortgage or any of their respective Affiliates under Mortgage Borrower’s policy of title insurance with respect to a claim made thereunder, then Borrower shall cause to be paid to Lender, as a mandatory repayment of the Loan, the amount of such proceeds, less any amount required to cure the applicable title defect and Borrower’s or Property Owner’s reasonable out-of-pocket expenses incurred in connection with effectuating such claim and curing such title defect.
(g)    All amounts subject to repayment pursuant to Section 2.10 shall be applied to repay the Loans on a pro rata basis among the Lenders in accordance with the outstanding principal amount of Loans held by such Lenders.

SECTION 2.11.     Fees.
(a)    On the Effective Date, Borrower agrees to pay to the Administrative Agent out of the proceeds of the Loan an origination fee in an amount equal to 1.80% of the gross amount funded by the Lenders on the Effective Date.
(b)    Reserved.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.12.     Interest.
(a)    The Loans shall bear interest at an interest rate equal to the Eurodollar Rate plus the Applicable Margin.
(b)    Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, all Loans and other amounts outstanding hereunder and under the other Loan Documents shall bear interest at 2.00% plus the rate otherwise applicable to the Loans as provided in Section 2.12(a).
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.12(b) shall be payable on demand and (ii) in the event of any repayment of any Loan, accrued interest on the principal amount repaid shall be payable on the date of such repayment.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) or, for any Base Rate Loan, on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. The Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.13.     Illegality. If any Lender, acting reasonably, determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through the Administrative Agent, any obligation of such Lender to maintain Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the next Interest Payment Date, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted.
SECTION 2.14.     Alternate Rate of Interest. If at any point:
(a)    the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the

Eurodollar Rate including because the Eurodollar Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)    the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”);
(c)    syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; or
(d)    the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of maintaining their Loans (or its Loan);
then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, at the election of the Administrative Agent, either (x) the Administrative Agent shall give notice thereof to Borrower and the Lenders by electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, all Eurodollar Loans shall be automatically converted to Base Rate Loans on the next Interest Payment Date and, upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, or (y) the Administrative Agent and Borrower may amend this Agreement to replace the Eurodollar Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “Eurodollar Successor Rate”), together with any proposed Eurodollar Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no Eurodollar Successor Rate has been determined and the circumstances under clause (y) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify Borrower and each Lender. Upon receipt of such notice, (i) all Eurodollar Loans shall be automatically converted to Base Rate Loans on the next Interest Payment Date and (ii) the Eurodollar Rate component shall cease to be utilized in determining the Base Rate. As used herein, “Eurodollar Successor Rate Conforming Changes” means, with respect to any Eurodollar Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such Eurodollar Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Eurodollar Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with Borrower).

SECTION 2.15.     Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit , liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurodollar Rate);
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, whether of principal, interest or otherwise, then Borrower will pay, upon written request of such Lender or such other Recipient, to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender, acting reasonably, determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay, upon written request of such Lender, to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than nine months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.     Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on an Interest Payment Date (including as a result of an Event of Default but excluding as a result of any repayment pursuant to Section 2.10 except Section 2.10(a)), (b) the failure to repay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (c) the assignment of any Loan other than on an Interest Payment Date as a result of a request by Borrower pursuant to Section 2.19, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Without duplication of any amounts otherwise payable hereunder, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the next Interest Payment Date, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.      Taxes.
(a)    Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.17, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(g)(ii)(A), Section 2.17(g)(ii)(B) and Section 2.17(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable;
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W‑8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Effective Date.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.18.     Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a)    Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as the Administrative Agent may specify in writing to Borrower, except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Aggregate payments of principal and interest shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to each Lender’s respective pro rata shares. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    Any proceeds of Collateral received by the Administrative Agent or any other amounts recovered by the Administrative Agent or any other Secured Party (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by Borrower) or (B) a mandatory repayment (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, toward the payment of any principal and/or interest under the Loan and/or any other amounts due under the Loan Documents in such order, proportion and priority as the Administrative Agent in its sole and absolute discretion shall determine. During the existence of an Event of Default, solely to the extent that an error has occurred in the application thereof or to the extent permitted under Section 9.16, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.
(c)    [Reserved]
(d)    If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(d) shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. Borrower consents to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower’s rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.
(e)    Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
SECTION 2.19.     Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15 or (ii) Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) and obligations under the Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.     Reserved.

ARTICLE III
Representations and Warranties
Each and every representation and warranty made by Mortgage Borrower in the Mortgage Loan Agreement (the “Mortgage Loan Representations”) is hereby made by Borrower to the Administrative Agent and the Lenders and each such representation and warranty is incorporated into this Agreement and shall remain incorporated herein without regard to any waiver, amendment, modification or termination of the Mortgage Loan Agreement or any other Mortgage Loan Document by Mortgage Lender or to whether the Mortgage Loan has been repaid or prepaid in full. Borrower hereby warrants and represents that each Mortgage Loan Representation is true, complete and correct as of the Effective Date,. In addition, Borrower represents and warrants as of the Effective Date to the Administrative Agent and the Lenders that:
SECTION 3.01.     Organization; Powers; Single Purpose Entity; Subsidiaries. Borrower (a) is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and (b) has all requisite limited liability company power and authority to (i) carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. There are no outstanding commitments or other obligations of Borrower to issue, and no options, warrants or other rights of any Person to acquire, any Equity Interests of Borrower. Borrower is in compliance with all Single Purpose Entity Requirements. Borrower does not have any Subsidiaries that are not Mortgage Borrowers. The organizational chart on Schedule 3.01, relating to Borrower and certain Affiliate and other Persons, is true, correct and complete on and as of the Effective Date.
SECTION 3.02.     Authorization; Enforceability.
(a)    The Transactions are within Borrower’s powers and have been duly authorized by all necessary limited liability company actions.
(b)    The Loan Documents to which Borrower is a party have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) where the failure to obtain and maintain could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation applicable to Borrower except where the failure could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or conflict with the charter or other organizational documents of Borrower or any order of any Governmental Authority, (d) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Borrower or its assets, or give rise to a right thereunder to require any payment to be made by Borrower, (e) will not violate or result in a breach or default under any registration, license, permit, approval or certificate necessary to conduct any business issued by any Governmental Authority and (f) will not result in the creation or imposition of any Lien on any asset of Borrower, other than Liens created under the Loan Documents.
SECTION 3.04.     Financial Condition; No Material Adverse Change.
(a)    All financial data, statements and other information that have been delivered to the Administrative Agent or any Lender in respect of Borrower, Mortgage Borrower and the Properties (i) are true and correct in all material respects and (ii) fairly represent in all material respects the financial position of Borrower, Mortgage Borrower or the Properties, as applicable, as of the date thereof. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are reasonably likely to have a Material Adverse Effect.
(b)    Since December 31, 2017, no circumstance or event, or series of circumstances or events, has occurred resulting in a Material Adverse Effect.
SECTION 3.05.     Properties; Title. Borrower has good and indefeasible title to the Collateral, except for Permitted Encumbrances and Liens created pursuant to any Loan Document.
SECTION 3.06.     Litigation, Environmental and Labor Matters.
(a)    Except as set forth on Schedule 3.06, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or threatened in writing against or affecting Borrower, Mortgage Borrower any Property or any other properties or assets of Borrower or Mortgage Borrower (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.
(b)    Except as set forth on Schedule 3.06 or with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, Mortgage Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability and (iv) does not know of any basis for any Environmental Liability.
(c)    Except as set forth on Schedule 3.06 or with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any Release or Threatened Release, discharge or disposal of Hazardous Materials at any Property or any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Property have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.
(d)    To the knowledge of Borrower, there are no underground storage tanks at any Property except as set forth on Schedule 3.06.

(e)    Borrower has no employees.
SECTION 3.07.     Compliance with Laws and Agreements. Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to or binding upon it or its assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.     Investment Company Status. No Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.     Taxes. Borrower has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes evidenced as due on such returns and all other material Taxes required to have been paid by them, except Taxes that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on their books adequate reserves. No tax Liens have been filed and no claims are being asserted with respect to any such Taxes.
SECTION 3.10.     ERISA.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable law.
(b)    There are no pending or, to the knowledge of any Loan Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    No ERISA Event has occurred that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect as of the Effective Date. No Loan Party or any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to continue or result in an ERISA Event with respect to any Plan which ERISA Event could reasonably be expected to have a Material Adverse Effect.
SECTION 3.11.     Disclosure. Borrower and its Affiliates have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of them are subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Borrower or any Affiliate to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, that with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that such projections are not to be viewed as facts and that actual results may differ from projected results and that such differences may be material.

SECTION 3.12.     Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Borrower is not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock Borrower does not own any margin stock.
SECTION 3.13.     Liens. There are no Liens on the Collateral except for Permitted Liens. None of the Permitted Liens, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Collateral Documents and the other Loan Documents or materially and adversely affect the value of the Collateral.
SECTION 3.14.     Reserved.
SECTION 3.15.     Reserved.
SECTION 3.16.     Solvency. Borrower is Solvent as of the Effective Date immediately after the consummation of the Transactions to occur on the Effective Date.
SECTION 3.17.     Reserved.
SECTION 3.18.     Security Interest in Collateral. The provisions of the Collateral Documents create legal, valid and enforceable Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations, and upon the filing, recording, registering or taking such other actions as may be necessary with the appropriate Governmental Authorities (including payment of applicable filing and recording taxes), such Liens shall be perfected Liens in and to all of the Collateral having priority over all other Liens on the Collateral and subject to no Liens, in each case, other than Permitted Liens.
SECTION 3.19.     Reserved.
SECTION 3.20.     OFAC. Borrower, its Subsidiaries, the other Loan Parties and their respective directors, officers, and employees are in compliance with all applicable Sanctions and all applicable Anti-Money Laundering Laws and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. None of Borrower, any other Loan Party, any of their respective Subsidiaries, or any director, officer, employee, agent, or Affiliate of Borrower, any other Loan Party or any of their Subsidiaries is a Sanctioned Person.
SECTION 3.21.     Patriot Act. Borrower and each Person directly or indirectly Controlling Borrower are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and Anti-Money Laundering Laws.
SECTION 3.22.     Foreign Corrupt Practices Act; Anti-Corruption Laws. Borrower, its Subsidiaries, the other Loan Parties and their respective directors, officers and employees and, to the knowledge of Borrower, the agents of Borrower and their Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) the UK Bribery Act 2010 and any other applicable anti-corruption laws in all material respects. Borrower, its Subsidiaries, the other Loan Parties have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA the UK Bribery Act 2010 and any other applicable anti-corruption laws.
SECTION 3.23.     Tax Shelter Regulations. Borrower does not intend to treat the Loans or the related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, Borrower will promptly notify the Administrative Agent thereof. If Borrower so notifies the Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.
SECTION 3.24.     PPPFA. The execution and delivery of the Loan Documents and the consummation of the transactions under this Agreement and the other Loan Documents do not violate, constitute a default under, or constitute a Forbearance Termination Event or Springing Lien Event under (and, in each case, as defined in) the PPPFA. The PPPFA is in full force and effect and the Borrowers have delivered to the Administrative Agent prior to the Effective Date true, correct and complete copies of the PPPFA and all amendments, modifications, supplements and waivers thereto, including the PPPFA Waiver. Pursuant to, and subject to the terms and conditions of, PPPFA Waiver, the PBGC agreed to waive any and all claims past, present or future with respect to the Sears Pension Plans under any of Title IV of ERISA, Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code (including, without limitation, any PBGC UBL Claims and any liens that might arise under 29 U.S.C. § 1368, Section 303(k) of ERISA or Section 430(k) of the Code).
SECTION 3.25.     Broker’s Fees. Except for fees payable to the Administrative Agent and the Lenders under the Loan Documents, neither Borrower nor any Affiliate has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the Transactions.
SECTION 3.26.     Federal Income Tax Classification. Borrower is a “disregarded entity” for federal income tax purposes.
SECTION 3.27.     Reserved.
SECTION 3.28.     Reserved.
SECTION 3.29.     Reserved.
SECTION 3.30.     Reserved.
SECTION 3.31.     Opinion Assumptions.
(a)    All of the factual assumptions relating to Mortgage Borrower made in the non-consolidation opinion delivered to Mortgage Lender, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Mortgage Borrower has complied in all material respects with all of the factual assumptions made with respect to it in such non-consolidation opinion.
(b)    All of the assumptions made in the True Lease Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects.

SECTION 3.32.     Business Purpose. The Loans are solely for the business purpose of Borrower, and are not for personal, family, household, or agricultural purposes.
SECTION 3.33.     Reserved.
SECTION 3.34.     Reserved.
SECTION 3.35.     Filing, Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under the applicable legal requirements in connection with the transfer of the Properties to Mortgage Borrower has been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under the applicable legal requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Collateral Documents, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents.
SECTION 3.36.     Reserved.
SECTION 3.37.     Reserved.
SECTION 3.38.     Underwriting Representations. Except as set forth on Schedule 3.38, Borrower (a) has no judgments or liens of any nature against it except for tax liens not yet due and other Permitted Liens, (b) is not involved in any dispute with any taxing authority other than ordinary course property tax appeals, (c) is not now, nor has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been paid in full or otherwise completely and finally settled and (d) has accomplished each amendment and restatement of its organizational documents in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.
SECTION 3.39. Sears REMIC.
(a)    At all times since its formation, the aggregate adjusted tax bases of all assets of the Sears REMIC that are not qualified mortgages or permitted investments has not exceed the REMIC Asset Safe Harbor.
(b)    Other than with respect to any asset falling within the REMIC Asset Safe Harbor, each loan held by the Sears REMIC has at all times been a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, and no substitution or release in respect of any loan held by the Sears REMIC resulted in a loan not being principally secured by real property within the meaning of Treasury regulations section 1.860G-2(b)(7).
(c)    Other than with respect to any REMIC Asset Safe Harbor, the Sears REMIC has operated in conformity with its operative documents.
(d)    The Sears REMIC has filed all U.S. federal and state tax returns it has been required to file, and all taxes due and payable by the Sears REMIC have been paid.

ARTICLE IV
Reserved.
ARTICLE V
Affirmative Covenants
Until all Obligations (other than Unliquidated Obligations) have been paid in full, Borrower covenants and agrees with the Administrative Agent and the Lenders that:
SECTION 5.01.     Financial Statements and Other Information. Borrower will furnish to the Administrative Agent (for delivery to the Lenders):
(a)    within ninety-five (95) days after the end of each Fiscal Year of Borrower, the audited consolidated balance sheet and related statements of income and cash flows for Holdings and its consolidated Subsidiaries, as of the end of and for such Fiscal Year, all reported on by Deloitte or another board-appointed auditor of national standing or other independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception (except relating to the pending maturity of any Indebtedness (other than the Obligations)) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of Holdings and its consolidated Subsidiaries in accordance with GAAP consistently applied;
(b)    within fifty (50) days after the end of each fiscal quarter of each Fiscal Year of Borrower, the consolidated balance sheet and related statements of income and cash flows for Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, all certified by a Responsible Officer of Borrower as presenting fairly in all material respects the financial position and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(b), a Compliance Certificate certifying as to whether, to the knowledge of Borrower, a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and
(d)    promptly following any request therefor, such other information regarding the operations, business, affairs or financial position or condition of Borrower, or compliance with the terms of this Agreement or the other Loan Documents, as the Administrative Agent or any Lender may reasonably request except to the extent disclosure (x) cannot be made in order to preserve attorney client privilege or (y) is prohibited by confidentiality obligations owing to third parties.
(e)    Borrower shall (i) cause Mortgage Borrower to comply with Section 5.01 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of

Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.02.     Notices of Material Events. Borrower will furnish to the Administrative Agent (for delivery to the Lenders):
(a)    prompt, and in any event within ten Business Days, written notice of Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of the occurrence of any Default or Event of Default or any default or event of default under the Mortgage Loan Agreement;
(b)    prompt, and in any event within ten Business Days, written notice of Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any Property that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    prompt, and in any event within ten Business Days, written notice of Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d)    prompt, and in any event within ten Business Days, written notice of receipt by Borrower of any notice or communication from the PBGC which could reasonably be expected to be adverse to the interests of Borrower, the Administrative Agent or the Lenders;
(e)    prompt, and in any event within ten Business Days, written notice of receipt by Borrower of any default or other material notices and any amendments, waivers and other modifications, received under or pursuant to the Master Lease;
(f)    prompt, and in any event within ten Business Days, written notice of Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of any Casualty Event to any Property, or other insured damage to any Property or the commencement of any action or proceeding for the Taking with respect to any Property or interest therein;
(g)    prompt, and in any event within ten Business Days, written notice (i) of the discovery of any Hazardous Materials in violation of Environmental Laws on, under or about any Property not previously disclosed to the Administrative Agent, (ii) of Borrower or any Responsible Officer obtaining knowledge, after due inquiry, that any Property does not materially comply with any Hazardous Materials Laws, (iii) of any Hazardous Materials Claims, (iv) of Borrower or any Responsible Officer obtaining knowledge, after due inquiry, of the existence of an environmental Lien on any Property, (v) of Borrower or any Responsible Officer obtaining knowledge, after due inquiry, of any action or proceeding against or of any noncompliance by any Group Member with any Environmental Law or Environmental Permit that could reasonably be expected to (A) have a Material Adverse Effect, (B) result in material Remediation costs, (C) result in an environmental Lien on any Property or (D) cause any Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or (vi) of Borrower or any Responsible Officer obtaining knowledge, after due inquiry, of the existence of a violation by a Property of Hazardous Materials Laws (a “HazMat Violation”) or that a Release has occurred;

(h)    prompt, and in any event within ten Business Days, written notice of the receipt of any complaints related to the violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any Access Laws;
(i)    prompt, and in any event within ten Business Days, written notice if Holdings, any of its Subsidiaries or the Sears REMIC receives any written correspondence from the IRS requesting any material information regarding the Sears REMIC, its tax status or its federal income tax treatment and, with such notice, deliver a copy of such written correspondence from the IRS and, in connection with any such correspondence, further provide prompt written notice from time to time of all related correspondence and further communication with the IRS;
(j)    prompt, and in any event within ten Business Days, written notice of any notice received from a Ground Lessor under a Ground Lease;
(k)    prompt, and in any event within ten Business Days, written notice of the occurrence of each Purchase Option Exercise Event; and
(l)    prompt, and in any event within ten Business Days, written notice of any Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of any other development that results in, or that could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.02 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.03.     Existence; Conduct of Business. Borrower will do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except as could not reasonably be expected to have a Material Adverse Effect. Borrower shall (a) solely operate in its current lines of business, which is limited to the ownership, management and operation of the Mortgage Borrowers and their related Properties, (b) maintain the scope and nature of its business objectives, purposes or operations and (c) undertake or participate in activities solely related to the continuance of its present business, in each case in compliance with the Single Purpose Entity Requirements. Borrower shall cause Mortgage Borrower to comply with Section 5.03 of the Mortgage Loan Agreement.
SECTION 5.04.     Payment of Obligations. Borrower will pay (or cause to be paid) its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) Borrower shall furnish such cash or other security as may be required in the proceeding or, if such proceeding does not require security, as may be reasonably requested by the Administrative Agent, to ensure the payment of any such Taxes or other amount, together with all interest and penalties thereon. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.04 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.05.     Maintenance of Properties; Defense of Title; Insurance; Further Assurances.
(a)    General. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.05 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval. Borrower shall cause (or shall cause Mortgage Borrower to cause) Lender at all times to be named as an additional insured under all insurance policies required pursuant to the Mortgage Loan Agreement and shall deliver, or cause to be delivered, to Lender evidence, reasonably satisfactory to Lender, of the insurance described in this Section and Section 5.05 of the Mortgage Loan Agreement. No termination of the Mortgage Loan Agreement shall affect the requirements set forth in this Section 5.05. No waiver or amendment of the provisions of Section 5.05 of the Mortgage Loan Agreement shall be effective without the prior written consent of Lender.
(b)    Title to Property. Borrower will warrant and defend (a) its title to the Collateral, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Collateral Documents on the Collateral, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower will reimburse the Administrative Agent upon demand for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by the Administrative Agent if an interest in the Collateral or any part thereof is claimed by any other Person except as expressly permitted hereunder.
(c)    Further Assurances. Without limiting the foregoing, Borrower will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Section 5.05, all at the expense of Borrower.
SECTION 5.06.     Books and Records; Inspection Rights. Borrower will keep proper books of record and account (a) in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, (b) in conformity in all material respects with GAAP consistently applied and (c) in material conformity with all applicable requirements of law or any Governmental Authority having jurisdiction over Borrower. Borrower will cause Mortgage Borrower to permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountant, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect the Properties (provided, that Borrower will take all such actions as may be reasonably required to cause the Mortgage Borrower to cause Master Lessee to permit any such visitation or inspection), to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested at the expense of Borrower with respect to all reasonable out-of-pocket expenses of the Administrative Agent; provided, that Borrower shall not be responsible for the costs of more than one such visit or inspection in any Fiscal Year absent the existence of an Event of Default; provided, further, that if an Event of Default then exists, the Administrative Agent and any Lender (or any employees of the Administrative Agent, any Lender or any consultants, accountant, lawyers, agents and appraisers retained by the Administrative Agent or any such Lender) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice. Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the properties of Borrower for internal use by the Administrative Agent and the Lenders. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.06 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.07.     Compliance with Laws and Obligations. Borrower will (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (b) ensure that no Person who owns a Controlling interest in or otherwise Controls Borrower is (i) listed on list of the Specially Designated Nationals and Blocked Persons maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order, or regulation or (ii) a Person designated under Section 1(b), (c), or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar executive orders and (c) comply with all applicable Bank Secrecy Act laws and regulations and Anti-Money Laundering Laws. Borrower shall cause Mortgage Borrower to comply with Section 5.07 of the Mortgage Loan Agreement.
SECTION 5.08.     Use of Proceeds. Borrower will use the proceeds of the Loans only (a) to consummate, on the Effective Date, the Pension Contribution, (b) to pay a portion of the costs and expenses of the Transactions, (c) for working capital and general corporate purposes and (d) for distribution to its equityholders, to the extent not prohibited hereunder. Borrower will not use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, the UK Bribery Act 2010 or any other applicable anti-corruption law, (ii) to fund any activities or business of or with any Sanctioned Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as the Administrative Agent, a Lender, advisor, investor, or otherwise). Borrower shall cause Mortgage Borrower to comply with Section 5.08 of the Mortgage Loan Agreement.
SECTION 5.09.     Alterations. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.09 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.10.     Handicapped Access. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.10 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.11.     Additional Collateral; Environmental Matters; Further Assurances; Estoppels.
(a)    Borrower will cause all of the Collateral to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations, to the extent required by and in accordance with, and subject to the terms and conditions and limitations of the Collateral Documents, subject in any case to Permitted Liens.
(b)    Borrower shall (i) cause Mortgage Borrower to comply with Section 5.11 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
(c)    Borrower hereby authorizes Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral and take such other actions as may from time to time reasonably be requested by Administrative Agent in order to maintain a first priority, perfected security interest in the Collateral, subject to Permitted Liens; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Permitted Liens.  Such financing statements may describe the Collateral in the same manner as described in any Loan Document or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor wherever located, in which the debtor now has or hereafter acquires any right or interest” or “all personal property of the debtor wherever located, in which the debtor now has or hereafter acquires any right or interest” or may use a similar description.  Borrower will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Administrative Agent in the Collateral and the priority thereof against any Lien other than Permitted Liens.
SECTION 5.12.     Cooperation in Legal Proceedings. Borrower will cooperate fully with the Administrative Agent with respect to any proceedings before any Governmental Authority which may in any way adversely affect the rights of the Administrative Agent or any Lender or any rights obtained by the Administrative Agent or any Lender under any of other Loan Document and, in connection therewith, permit the Administrative Agent, at its election, to participate in any such proceedings. Borrower shall cause Mortgage Borrower to comply with Section 5.12 of the Mortgage Loan Agreement.
SECTION 5.13.     Master Lease. Borrower shall cause Mortgage Borrower to comply with Section 5.13 of the Mortgage Loan Agreement.
SECTION 5.14.     Taxes on Security. Borrower will pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Loans or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or any Lender. Borrower shall cause Mortgage Borrower to comply with Section 5.14 of the Mortgage Loan Agreement.
SECTION 5.15.     Interest Rate Protection. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.15 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.16.     Single Purpose Entity. Borrower will comply at all times with the Single Purpose Entity Requirements. Borrower shall cause Mortgage Borrower to comply with Section 5.16 of the Mortgage Loan Agreement.
SECTION 5.17.     Post-Closing Matters. Borrower shall, within the time periods specified in Schedule 5.17 (as each may be extended by the Administrative Agent in its sole discretion writing (which writing may take the form of electronic mail) in its sole discretion) complete such undertakings as are set forth on Schedule 5.17. Borrower shall cause Mortgage Borrower to comply with Section 5.17 of the Mortgage Loan Agreement.
SECTION 5.18.     Ground Lease. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.18 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.19.     REA. Borrower shall (i) cause Mortgage Borrower to comply with Section 5.19 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.
SECTION 5.20.     Title Policy. Borrower shall cause Mortgage Borrower to comply with the terms of its owner’s policy of title insurance for each Property for which one was obtianed and following Borrower’s or Mortgage Borrower’s knowledge of a claim or any state of facts which could reasonably give rise to a claim, to promptly file a claim with the applicable title company in accordance with the requirements therein. Borrower shall, or shall cause Mortgage Borrower to, promptly send to Lender copies of all claims filed under such title policy, or any notices, correspondences, or documents whether sent or received with respect to the claim or any related litigation

ARTICLE VI
Negative Covenants
Until all Obligations (other than Unliquidated Obligations) have been paid in full, Borrower covenants and agrees with the Administrative Agent and the Lenders that:
SECTION 6.01.     Indebtedness; Swap Agreements.
(a)    Borrower will not create, incur, assume or permit to exist any Indebtedness owing by Borrower, except:
(i)    the Obligations; and
(ii)    reasonable and customary administrative expenses and state franchise taxes; and
(iii)    Additional Permitted Mezzanine Debt
(b)    Borrower will not enter into any Swap Agreement other than the LIBOR Cap.
(c)    Borrower shall (i) cause Mortgage Borrower to comply with Section 6.01 of the Mortgage Loan Agreement.

SECTION 6.02.     Liens. Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by Borrower, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created pursuant to any Loan Document; and
(b)    Permitted Encumbrances.
Borrower shall (i) cause Mortgage Borrower to comply with Section 6.02 of the Mortgage Loan Agreement, (ii) deliver to Lender, or cause to be delivered to Lender, all documents, reports, notices and other materials (if any) required to be delivered by Mortgage Borrower to Mortgage Lender pursuant to such section of the Mortgage Loan Agreement and (iii) to the extent Mortgage Lender (or the administrative agent under the Mortgage Loan) has any consent or approval right pursuant to such section, Borrower shall be required to obtain the approval or consent of Administrative Agent with respect thereto, provided that Administrative Agent shall be bound by the same standard of consent or approval as Mortgage Lender or administrative agent under the Mortgage Loan are bound with respect to such consent or approval.

SECTION 6.03.     Transfers. Borrower shall not, and shall not permit any other Person to, directly or indirectly sell, pledge, transfer, exchange, assign, encumber (other than pursuant to the Loan Documents) or otherwise dispose of, or grant any option with respect to, all or any portion of the Equity Interests in any Mortgage Borrower or the right to receive distributions from Mortgage Borrower, such that a foreclosure by Administrative Agent under the Pledge Agreement would result in Administrative Agent owning anything less than 100% of the direct (in the case of SRC O.P. LLC) or indirect (in the case of SRC Facilities LLC or SRC Real Estate (TX), LLC) unencumbered Equity Interests in the Persons comprising Mortgage Borrower and the right to 100% of the distributions therefrom. At all times, Borrower shall (i) own 100% of the direct Equity Interests in SRC O.P. LL, (ii) cause SRC O.P. LLC to own 100% of the Equity Interests in SRC Facilities LLC and (iii) cause SRC Facilities LLC to own 100% of the Equity Interests in SRC Real Estate (TX), LLC. Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, in each case, whether now owned or hereafter acquired (each, a “Transfer”), or liquidate or dissolve. Borrower shall cause Mortgage Borrower to comply with Section 6.03 of the Mortgage Loan Agreement, provided that Borrower shall not permit Mortgage Borrower to engage in any sale, pledge, transfer, exchange, assignment or encumbrance permitted under the Mortgage Loan Documents, to the extent the same would constitute a default under this Agreement.
Administrative Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder or under the other Loan Documents in order to declare the Obligations immediately due and payable upon the occurrence of a Transfer (other than a Permitted Transfer or other Transfer expressly permitted under this Section 6.03) without the prior written consent of the Administrative Agent. This provision shall apply to every Transfer regardless of whether voluntary or not, and whether or not the Administrative Agent has consented to any previous Transfer. The Administrative Agent’s consent to one Transfer shall not be deemed to be a waiver of the Administrative Agent’s right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 6.03 shall be null and void and of no force and effect.
SECTION 6.04.     Investments. Borrower will not purchase, hold or acquire (including pursuant to any merger or consolidation with any Person) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (each of the foregoing, an “Investment”), except Permitted Investments and the Collateral. Borrower shall cause Mortgage Borrower to comply with Section 6.04 of the Mortgage Loan Agreement.
SECTION 6.05.     Reserved.
SECTION 6.06.     Transactions with Affiliates. Borrower will not Transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) under any Loan Document, (b) the making of distributions by Borrower to the owner of the Equity Interests of Borrower, (c) contributions to Borrower by the owner of the Equity Interests of Borrower or (d) in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower than could be obtained on an arm’s-length basis from unrelated third parties. Borrower shall cause Mortgage Borrower to comply with Section 6.06 of the Mortgage Loan Agreement.
SECTION 6.07.     REA. Borrower shall cause Mortgage Borrower to comply with Section 6.07 of the Mortgage Loan Agreement.
SECTION 6.08.     Management Agreements. Borrower will not, directly or indirectly, enter into, any management or similar agreement relating to a third party providing management or other services with respect to any of the Properties. Borrower shall cause Mortgage Borrower to comply with Section 6.08 of the Mortgage Loan Agreement.
SECTION 6.09.     Organizational Documents. Borrower will not agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its organizational documents in a manner adverse to the Administrative Agent or any Lender in any respect (other than in a de minimis manner). Borrower shall cause Mortgage Borrower to comply with Section 6.09 of the Mortgage Loan Agreement.
SECTION 6.10.     No Joint Assessment. Borrower will not suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property, and (b) with any portion of such Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property or any portion thereof. Borrower shall cause Mortgage Borrower to comply with Section 6.10 of the Mortgage Loan Agreement.
SECTION 6.11.     No Plan Assets. Borrower will not permit any Property or any other property or asset of Borrower to constitute “plan assets” under 29 C.F.R. Section 2510.3-101. Borrower shall cause Mortgage Borrower to comply with Section 6.11 of the Mortgage Loan Agreement.
SECTION 6.12.     Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. Borrower shall cause Mortgage Borrower to comply with Section 6.12 of the Mortgage Loan Agreement.
SECTION 6.13.     Use of Properties. Except to the extent permitted pursuant to Section 13 of the Mortgage Loan Agreement, Borrower will not permit to be changed or modified in any manner the use of any Property in such a way as to prohibit its current use on the Effective Date. Borrower shall cause Mortgage Borrower to comply with Section 6.13 of the Mortgage Loan Agreement.
SECTION 6.14.     Accounting Changes; Fiscal Year. Borrower will not (a) make any change in any accounting policies or reporting practices, except as required by GAAP or (b) change its Fiscal Year from the basis in effect on the Effective Date. Borrower shall cause Mortgage Borrower to comply with Section 6.14 of the Mortgage Loan Agreement.
SECTION 6.15.     Ground Lease. Borrower shall cause Mortgage Borrower to comply with Section 6.15 of the Mortgage Loan Agreement.
SECTION 6.16.     PPPFA. Borrower will not cause, or suffer or permit, any amendment, modification, waiver or supplement to the PPPFA which could reasonably be expected to be adverse in any respect to the Administrative Agent, any Lender or any other Secured Party.
SECTION 6.17.     No Dividends. During the continuance of an Event of Default, Borrower shall not pay any dividends to any direct or indirect equityholder in Borrower.

ARTICLE VII
Events of Default
SECTION 7.01.     Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    Borrower shall fail to pay any principal of or interest on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for repayment thereof or otherwise and such failure shall continue for three (3) days;
(b)    Borrower shall fail to pay any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document prepared or furnished by or on behalf of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;
(d)    (i) Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.05(a), Section 5.08, Section 5.11(a), Section 5.11(b), Section 5.11(c), Section 5.11(e), Section 5.11(f), Section 5.13, Section 5.15, Section 5.16, Section 5.17, Section 5.18, Section 5.19 or any covenant contained in Article VI (subject to clause (iv) below), (ii) Borrower shall fail to observe or perform any other covenant, condition or agreement contained in Section 5.01 and such failure shall continue unremedied for a period of ten (10) Business Days after the earlier of (A) notice thereof from the Administrative Agent to Borrower (which notice will be given at the request of any Lender) and (B) Borrower has obtained knowledge thereof, (iii) Borrower shall fail to observe or perform any other covenant, condition or agreement contained in Section 5.03 (other than clause (a) thereof) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (A) notice thereof from the Administrative Agent to any Borrower (which notice will be given at the request of any Lender) and (B) Borrower has obtained knowledge thereof or (iv) Borrower shall fail to observe or perform any other covenant, condition or agreement contained in Section 6.01 or Section 6.02 and such failure is immaterial, inadvertent and non-recurring and shall continue unremedied for a period of fifteen (15) Business Days after the earlier of (A) notice thereof from the Administrative Agent to any Borrower (which notice will be given at the request of any Lender) and (B) Borrower has obtained knowledge thereof;
(e)    (i) Borrower shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any other Loan Document, and, in the case of each of clauses (i) and (ii), such failure shall continue unremedied for a period of thirty (30) days after the earlier of (A) notice thereof from the Administrative Agent to Borrower (which notice will be given at the request of any Lender) and (B) Borrower has obtained knowledge thereof; provided, that if such default described in this clause (ii) is capable of cure but cannot reasonably be cured within such thirty (30) day period and provided further that such Borrower (or the Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional sixty (60) day period;
(f)    any of the factual assumptions contained in the non-consolidation opinion delivered to Mortgage Lender or in the True Lease Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue in any material respect; provided, however, that such breach shall not constitute an Event of Default if (A) such breach was inadvertent, immaterial and non-recurring, (B) such breach is curable and Borrower shall promptly cure such breach within ten (10) Business Days of any Borrower obtaining knowledge of such breach and (C) within ten (10) Business Days of the written request by the Administrative Agent, the Borrowers cause legal counsel to deliver to Mortgage Lender an additional non-consolidation opinion to the effect that such breach shall not impair, negate or amend the opinions rendered in the non-consolidation opinion delivered to Mortgage Lender in connection with the closing of the Mortgage Loan;
(g)    the seizure or sequestration of any material portion of any Property (other than condemnation, eminent domain or taking for which Borrower is, or causing Mortgage Borrower to comply with its obligations herein or under the Mortgage Loan Agreement, as applicable) or the Collateral by any Governmental Authority which is not dismissed by such Governmental Authority within forty-five (45) days after the date of such seizure or sequestration;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;
(j)    any Loan Party shall become unable, shall admit in writing its (j) inability (unless such admission was required to be made in a legal proceeding in order to not violate any applicable laws), or shall fail generally, to pay its debts as they become due;
(k)    one or more non-appealable judgments for the payment of money in an aggregate amount in excess of $500,000 (net of insurance proceeds) shall be rendered against Borrower and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    a breach of Section 6.03 or a Change in Control which is not a Permitted Change in Control shall occur;
(n)    the occurrence of an uninsured Casualty Event with respect to a material portion of the Collateral, if the same constitutes an “Event of Default” under the Mortgage Loan Agreement;
(o)    (i) the occurrence of any breach or default which continues for a period of thirty (30) days under the Master Lease, (ii) the occurrence of a breach or default under the Master Lease caused by or resulting from a breach of the Guarantor’s obligation to pay rent with respect to any Property, (iii) the termination, surrender, cancellation or rejection in bankruptcy of the Master Lease or (iv) the termination, expiration or cancellation of the Master Lease Guaranty;
(p)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(q)    Additional Mezzanine Borrower creates, incurs, assumes or permits to exist any Indebtedness other than Additional Permitted Mezzanine Debt;
(r)    (i) Borrower shall fail to pay any Ground Rent as and when such Ground Rent is due under any Ground Lease (unless such breach is cured within any applicable cure period provided in such Ground Lease or unconditionally waived in writing by the landlord under such Ground Lease), (ii) there shall occur any breach or default by Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of any Ground Lease on the part of Borrower to be observed or performed (unless such breach or default is cured within any applicable cure period provided in any Ground Lease or unconditionally waived in writing by the landlord under such Ground Lease), (iii) if any event, circumstance or condition shall occur which would cause such Ground Lease to terminate without notice or action by the landlord under such Ground Lease or which would entitle the landlord under such Ground Lease to terminate such Ground Lease by giving notice to Mortgage Borrower, as tenant thereunder (unless such event, circumstance, condition or right to terminate is unconditionally waived in writing by the landlord under any Ground Lease), (iv) if Mortgage Borrower shall fail to exercise any renewal options under any Ground Lease, (v) if the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (vi) if any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended in any material respect which is adverse to the interest of the Administrative Agent or any other Secured Party without the prior written consent of the Administrative Agent;
(s)    default in the observance or performance of any obligation (payment or otherwise) by Mortgage Borrower under a Swap Agreement that would allow the counterparty thereof to exercise a right to terminate its position under such Swap Agreement, if the aggregate net exposure with regard to all such positions is in excess of $50,000,000;
(t)    any Collateral Document shall for any reason, other than due to affirmative acts of the Administrative Agent or any Lender, fail to create a valid and perfected first priority Lien on any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;
(u)    an “Event of Default” under and as defined in the Mortgage Loan Agreement shall have occurred and be continuing; or
(v)    the equity interests pledged by Borrower pursuant to the Pledge Agreement are evidenced by new, replacement or additional certificates and Borrower fails to deliver such certificates to Administrative Agent, together with an executed stock, membership or partnership power, as applicable, in blank.

then, and in every such event (other than an event with respect to any Loan Party described in Section 7.01(h) or Section 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and in case of any event with respect to the Loan Parties described in Section 7.01(h) or Section 7.01(i), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. Administrative Agent shall not exercise any remedy hereunder, to the extent it contravenes the express provisions of the Intercreditor Agreement, and if determined by a court of competent jurisdiction that any remedy hereunder has been exercised in violation of the Intercreditor Agreement, such remedy shall be void ab initio.
ARTICLE VIII
The Administrative Agent
SECTION 8.01.     Appointment of Agency. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (other than Section 8.03) are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions.
SECTION 8.02.     Rights and Powers of Administrative Agent.
(a)    The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(b)    The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(c)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(d)    The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent in good faith. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(e)    Administrative Agent shall be responsible for the administration of the Loan and shall take all actions required to be taken hereunder by Administrative Agent or Lenders, including the granting and withholding of all consents and approvals, in each case in accordance with the terms of this Agreement. Other than as expressly set forth in this Agreement, no Lender shall have any right to approve any matter related to this Agreement or the other Loan Documents, or any action taken by Administrative Agent pursuant to the terms hereof.
(f)    Notwithstanding anything to the contrary contained herein or in the Intercreditor Agreement, JPP, LLC, JPP II, LLC and/or any of their respective Affiliates shall have the right to purchase all or any portion of the Mortgage Loan without the consent of Administrative Agent or any Lender.
(g)    Without the consent of any Person, JPP, LLC and JPP II, LLC shall have the right (but not the obligation) to advance the Permitted Mezzanine Loan, which Permitted Mezzanine Loan, if made as a Loan hereunder, shall be pari passu with all Loans hereunder.
(h)    Borrower shall be required to interact only with the Administrative Agent and may rely on notices, actions and other communications from Administrative Agent,
SECTION 8.03.     Resignation and Replacement. The Administrative Agent may resign at any time by providing at least ten days prior written notice to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall, unless an Event of Default has occurred and be continuing, be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Person with an office in New York, New York, or an Affiliate of any such Person. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Administrative Agent; provided, that the retiring Administrative Agent shall be discharged from its duties and obligations hereunder immediately upon the effectiveness of its resignation. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and such retiring Administrative Agent, its sub-agents and their respective Related Parties shall continue to be subject to the terms and conditions of Section 9.12.
SECTION 8.04.     No Joint Venture, Etc.
(a)    Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.
(b)    The Lenders are not partners or co‑venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
SECTION 8.05.     Agent as Representative, Etc.
(a)    In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(c); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders. The Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.
(b)    In case of the pendency of any bankruptcy, insolvency, receivership or other similar proceeding or any other judicial proceeding relative to Borrower or any other Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower or any other Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.11 and Section 9.03) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and, in the case of each of clauses (i) and (ii) of this Section 8.05(b), any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and Section 9.03.
(c)    The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the other Secured Parties all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of the Collateral.
(d)    No Secured Party that is party to a Swap Agreement that obtains the benefits of Section 2.18(b) or any Collateral with respect to the related Swap Obligations, by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap Agreements unless the Administrative Agent has received written notice of such Swap Agreements together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party.
ARTICLE IX
Miscellaneous
SECTION 9.01.     Notices; Effectiveness; Electronic Communication.
(a)    Subject to Section 9.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, or electronic mail, as follows:
(i)    if to Borrower, to:
c/o Sears Holdings Corporation
3333 Beverly Road
Hoffman Estates, Illinois 60179
Attention: General Counsel
email: counsel@searshc.com
Fax: (847) 286-2471

with a copy to:

Sears Holdings Corporation
3333 Beverly Road, Dept. 824RE
Hoffman Estates, Illinois 60179
Attention: Vice President Real Estate

and a copy to:

Sears Holdings Corporation
3333 Beverly Road, Dept. 824RE
Hoffman Estates, Illinois 60179
Attention: Associate General Counsel, Real Estate

and a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Scott Charles
email: SKCharles@wlrk.com

and a copy to:

DLA Piper LLP
550 South Hope Street, Suite 2300

Los Angeles, California 90071
Fax: (213) 330-7536
email: michael.hamilton@dlapiper.com
(ii)    if to the Administrative Agent, to:
c/o ESL Investments, Inc.
1170 Kane Concourse, Suite 200
Bay Harbor Islands, FL 33154
Attention: Edward S. Lampert, CEO

and

ESL Investments, Inc.
1170 Kane Concourse, Suite 200
Bay Harbor Islands, FL 33154
Attention: Harold R. Talisman

with a copy to:

Cleary Gottlieb Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Attention: John V. Harrison, Esq.

(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in any notice identifying the existence of such other Lender.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Borrower may, in its or their discretion, agree to accept notices and other communications to it or them hereunder by electronic communications pursuant to procedures approved by it or them; provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWER OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWER. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWER OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or the Administrative Agent’s transmission of any materials or information provided by or on behalf of Borrower through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Any party hereto may change its address or other information for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 9.02.     Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement, any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Administrative Agent; provided that, without the prior written consent of the Lenders holding at least 90% of the aggregate amount of the Loans outstanding, no such agreement shall:

(i)    reduce the principal amount of any Loan or reduce the rate of interest thereon (excluding any waiver of Default Interest), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;
(ii)    postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory repayments required under Section 2.10, in each case which shall only require the approval of the Required Lenders), or any interest or any fees payable hereunder (excluding any waiver of Default Interest), or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly affected thereby;
(iii)    change any provision of Section 2.18(a) or any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
(iv)    change any of the provisions of this Section 9.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(v)    except upon repayment in full of the Loans, or as otherwise expressly set forth herein, release Borrower or any other Loan Party from its obligations under the Loan Documents without the written consent of each Lender; or
(vi)    except as provided in Section 9.02(c) or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender;
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.
(c)    The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations) or (ii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided, that concurrently with such replacement, (i) another Person reasonably satisfactory to Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of

Section 9.04(b), and (ii) Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by Borrower hereunder to and including the date of termination (or, if such date of termination is not an Interest Payment Date, through and including the next such Interest Payment Date), including without limitation payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any obvious error or error or omission of a technical and immaterial nature.
SECTION 9.03.     Expenses; Indemnity; Damage Waiver.
(a)    Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including all reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, due diligence expenses, third party real property diligence, and travel expenses) in connection with the preparation, negotiation, execution, and delivery and administration (where, in the case of administration, it is so expressly provided otherwise herein) of this Agreement and the other Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03 or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Subject to the terms of Section 9.14, Borrower shall indemnify the Administrative Agent (or any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities and the reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Borrower, or any Environmental Liability related in any way to Borrower or any Property, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (y) the gross negligence or willful misconduct of such Indemnitee or (z) any dispute solely among Indemnitees which does not arise out of any act or omission of Borrower or any of their Affiliates (other than any proceeding against the Administrative Agent solely in its capacity as such). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    To the extent that Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 9.03(a) or Section 9.03(b), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the failure of Borrower to pay any such amount shall not relieve Borrower of any default in the payment thereof or the obligation of Borrower to reimburse each Lender for all amounts paid by such Lender in connection with such failure); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, Borrower and their Related Parties shall not assert, and hereby waive, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    To the extent not paid on the Effective Date, all amounts due under this Section 9.03 shall be payable not later than ten days after written demand therefor.
SECTION 9.04.     Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i)  Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Required Consents.
(i)    Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of the Administrative Agent, not to be unreasonably withheld.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    no assignments shall be made to a natural person;
(B)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and the Administrative Agent otherwise consent, provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing; provided, further, that in the case of contemporaneous assignments to any Lender and its Affiliates or Approved Funds, such amounts shall be aggregated for purposes of this Section 9.04(b)(ii)(C);
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    for so long as no Event of Default is continuing, no Assignment shall be made to any Person that is a competitor or affiliate of a competitor of Borrower, Mortgage Borrower or Guarantor; and
(E)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced by the Administrative Agent in its sole discretion), such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders.
(iii)     No Lender shall sell any portion of its Loan without first offering the same in writing to JPP, LLC and JPP II, LLC. If JPP, LLC and/or JPP II, LLC shall accept such offer within five Business Days of its receipt thereof, JPP, LLC and/or JPP II, LLC shall have the right to purchase such Loan or portion thereof for an amount equal to the outstanding principal balance thereof, plus all accrued unpaid interest, within five Business Days following such acceptance. If JPP, LLC and/or JPP II, LLC shall fail to accept such offer within five Business Days following their receipt of such written offer, the Lender delivering such offer shall have the right to effectuate the sale of its Loan (or portion thereof) to any Person, subject to the other provisions of this Section 9.04(b).
(iv)    Subject to acceptance and recording thereof pursuant to Section 9.04(b)(v), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03); provided, that any such assigning Lenders shall continue to be subject to the terms and conditions of Section 9.12. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).
(v)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by Borrower, the Administrative Agent and its Affiliates, and any Lender (as to its own holdings only), at any reasonable time and from time to time upon reasonable prior notice.
(vi)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, delivery of any tax deliverables required under Section 2.17, the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the Eligible Assignee shall have failed to make any payment required to be made by it pursuant to Section 2.18(e) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(b)(vi).
(c)    Any Lender may, without the consent of Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person or a Loan Party) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b); and (B) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.     Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.     Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07.     Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.     Reserved.
SECTION 9.09.     Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its respective properties its properties in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with this Agreement or any other Loan Document by any means permitted by applicable law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party, and in the manner provided for notices, in Section 9.01 (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(d)    Nothing contained in this Section 9.09 shall affect the right of the Administrative Agent or any other Secured Party to serve process in any other manner permitted by applicable law or commence legal proceedings or otherwise proceed against Borrower or any other Loan Party in any other jurisdiction.
(e)    Whenever pursuant to this Agreement, the Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Administrative Agent, the decision of the Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Administrative Agent and shall be final and conclusive.
SECTION 9.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
SECTION 9.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.     Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with this Section 9.12), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process in which case the Administrative Agent or such Lender, as applicable, shall, to the extent practicable and permitted by applicable law, inform Borrower promptly in advance thereof, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or the credit facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities evidenced by this Agreement, (h) with the consent of Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For the purposes of this Section 9.12, “Information” means all information received from any Loan Party or any Affiliate thereof relating to the Loan Parties or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Affiliate thereof. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary herein or in any other agreement, (i) Borrower agrees that the Information provided regarding Borrower and its Affiliates and the Transactions may be disseminated by or on behalf of the Administrative Agent or any Lender to prospective Lenders and other Persons who have agreed to be bound by customary confidentiality undertakings similar to this Section 9.12 (including, “click-through” agreements), all in accordance with the Administrative Agent’s or such Lender’s standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at potential lender or other meetings) and (ii) Borrower agrees that the Administrative Agent and each Lender may share with its respective Affiliates on a confidential basis any information relating to the credit facility under this Agreement, the Transactions or Borrower or their Affiliates and, subject to the prior written consent of Borrower, after any public announcement of the Transactions, may disclose information relating to the credit facility under this Agreement to publications or for its marketing materials, with such information to consist of deal terms and other information customarily found in such publications or marketing materials and that, after the Effective Date, the Administrative Agent and each Lender may otherwise use the corporate name and logo of Borrower and its Affiliates in “tombstones” or other advertisements, marketing materials or public statements.
SECTION 9.13.     USA Patriot Act. The Administrative Agent and each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Administrative Agent and such Lender to identify such Loan Party in accordance with the Patriot Act.
SECTION 9.14.     Exculpation. Subject to the qualifications below, neither the Administrative Agent nor any Secured Party shall enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement or any other Loan Documents by any action or proceeding wherein a money judgment shall be sought against a Borrower, except that the Administrative Agent and the other Secured Parties may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Administrative Agent or such Secured Party to enforce and realize upon its interest under this Agreement and the other Loan Documents, or in the Collateral or any other collateral given to the Administrative Agent and the other Secured Parties pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of such Borrower’s interest in the Collateral and in any other collateral given to the Secured Parties, and the Administrative Agent and each other Secured Party, by accepting this Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Agreement or the other Loan Documents. The provisions of this Section 9.14 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of the Administrative Agent or any other Secured Party to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Collateral Documents; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loans or any of the rights and remedies of the Administrative Agent or any other Secured Party thereunder; (d) impair the right of the Administrative Agent or any other Secured Party to obtain the appointment of a receiver; (e) [reserved]; (f) constitute a prohibition against the Administrative Agent or any other Secured Party to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Collateral Documents or to commence any other appropriate action or proceeding in order for the Administrative Agent or any other Secured Party to exercise its rights and remedies against the Collateral or any other collateral given to the Administrative Agent or any other Secured Party pursuant to the Loan Documents; or (g) constitute a waiver of the right of the Administrative Agent or any other Secured Party to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual out-of-pocket loss, damage, cost, expense, liability, claim or other obligation incurred by the Administrative Agent or any other Secured Party (including attorneys’ fees and costs reasonably incurred, but excluding consequential or punitive damages except to the extent Lender is required to make payment therefor to a third party) arising out of or in connection with, and Borrower shall be personally liable for, the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as the “Recourse Liabilities”):
(A)    Fraud or intentional or material misrepresentation by Borrower, Mortgage Borrower, any other Loan Party or any Affiliate thereof in connection with the Loans and the other Transactions;
(B)    the gross negligence or willful misconduct by or on behalf of Borrower, Mortgage Borrower, any other Loan Party or any Affiliate thereof or any of their respective agents or representatives in connection with the Loans and the other Transactions;
(C)    the breach of any representation, warranty, covenant or indemnification provision in the HazMat Indemnity or in any Collateral Document concerning Environmental Laws and Hazardous Materials and any indemnification of the Administrative Agent and the other Secured Parties and other Persons with respect thereto in either document;
(D)    the removal or disposal of any portion of the Collateral after an Event of Default or the removal or disposal of any portion of any Property after an “Event of Default” under and as defined in the Mortgage Loan Agreement (except to the extent such removal or disposal arises from the enforcement by a creditor where the claims of such creditor are attributable to insufficient cash flow from the operation of the Properties to pay amounts owing, or Borrower or Mortgage Borrower does not otherwise have access to the cash flow from the Property as a result of an exercise of remedies by such creditor);

(E)    the misappropriation, misapplication or conversion by Borrower, Mortgage Borrower or their respective Affiliates of (1) any insurance proceeds paid by reason of any Casualty Event, (2) any awards or other amounts received in connection with a condemnation of all or a portion of any Property, (3) any rents under the Master Lease or (4) any rents under any other Lease during the existence of an Event of Default or (5) any sales proceeds paid to or for the account of Mortgage Borrower in connection with any Purchase Option Exercise Event;
(F)    any security deposits, advance deposits or any other deposits collected with respect to any Property which are not delivered to the Administrative Agent upon a foreclosure of such Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(G)    the failure of Borrower or Mortgage Borrower to obtain and maintain in full force and effect fully paid for Policies as required by this Agreement and the Mortgage Loan Agreement or the failure of Mortgage Borrower to pay any Taxes or assessments affecting any Property (except to the extent there is insufficient cash flow from the operation of the Properties to pay such amounts, or Borrower or Mortgage Borrower does not otherwise have access to the cash flow from the Property as a result of an exercise of remedies by Administrative Agent or the administrative agent under the Mortgage Loan);
(H)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property (except to the extent there is insufficient cash flow from the operation of the Properties to pay such amounts, or Borrower does not otherwise have access to the cash flow from the Property);
(I)    any material physical waste at any Property caused by the intentional acts or omissions of Borrower, Mortgage Borrower, any other Loan Party or any Affiliate thereof or any of their principals, officers, agents, employees or contractors (it being agreed that intentional acts do not include waste arising from insufficient cash flow from the operation of the Properties, or Borrower’s or Mortgage Borrower’s lack of access to the cash flow from the Property);
(J)    [reserved];
(K)    the payment of fees or other amounts by Borrower or Mortgage Borrower to any of its Affiliates in violation of the Loan Documents;
(L)    any commission of a criminal act by Borrower ,Mortgage Borrower, any other Loan Party or any Affiliate thereof resulting in the seizure, forfeiture or loss of all or any portion of the Collateral or any Property or any portion thereof;
(M)    the breach of any representation, warranty or covenant set forth in Section 3.10 or Section 6.11;
(N)    except for the Springing Recourse Event described in (1)(B) below, if Borrower or Mortgage Borrower fail to maintain their status as a single purpose entity as required by, and in accordance with, the terms and provisions of this Agreement and the

Mortgage Loan Agreement (except to the extent the same arises from insufficient cash flow from the operation of the Properties to pay such amounts, or Borrower’s or Mortgage Borrower’s lack of access to the cash flow from the Property);
(O)    the breach of any backward looking representations set forth in Section 3.38 of this Agreement or the Mortgage Loan Agreement;
(P)    reserved;
(Q)    reserved; or
(R)    if Borrower, any other Loan Party or any Affiliate thereof contests, impedes, delays or opposes the exercise by the Administrative Agent or any other Secured Party of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents or objects to any notice of strict foreclosure or similar notice; provided, that neither Borrower nor any other Loan Party shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of Borrower, or any other Loan Party or any Affiliate thereof raised in good faith.
Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) neither the Administrative Agent nor any other Secured Party shall be deemed to have waived any right which such Person may have under Section 506(a), 506(b) or 1111(b) or any other provisions of the Bankruptcy Code or any other Debtor Relief Law to file a claim for the full amount of the Obligations or to require that all Collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occurs (each, a “Springing Recourse Event”): (1) Borrower or Mortgage borrower (A) fails to permit on-site inspections of any Property after five (5) Business Days prior written notice to the Borrowers where the Administrative Agent has a reasonable basis to believe that there is a risk that Hazardous Materials are located on a Property in violation of any Environmental Law as required by, and in accordance with the terms and provisions of, this Agreement and the other Loan Documents or (B) fails to maintain its status as a single purpose entity as required by, and in accordance with, the terms and provisions of this Agreement, which failure is cited as a factor in a substantive consolidation of the assets and liabilities of such Borrower with any other Person in connection with a proceeding under any Debtor Relief Law; (2) Borrower fails to obtain the prior written consent of the Administrative Agent or the Required Lenders, as the case may be, to any voluntary Indebtedness for borrowed money or voluntary Lien securing borrowed money and encumbering any Property or any material part thereof or interest therein except to the extent expressly permitted by this Agreement (it being agreed that Liens or indebtedness are not voluntary if they arise from insufficient cash flow from the operation of the Properties, or Borrower’s or Mortgage Borrower’s lack of access to the cash flow from the Property as a result of an exercise of remedies by Administrative Agent or the administrative agent under the Mortgage Loan); (3) a violation of Section 6.03 shall occur, or a voluntary Transfer with respect to all or substantially all of the real estate comprising the properties, except as expressly permitted under the Mortgage Loan Agreement (it being agreed that Transfers are not voluntary if they arise from insufficient cash flow from the operation of the Properties or Mortgage Borrower’s lack of access to cash flow from the Properties as a result of an exercise of remedies by Administrative Agent or the administrative agent under the Mortgage Loan); (4) Borrower files a voluntary petition under any Debtor Relief Law; (5) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower under any Debtor Relief Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (6) Borrower files an answer consenting to or otherwise acquiescing (i.e., failing to object to such filing to the extent any Loan Party or any Affiliate, officer, director, or representative of Borrower has a good faith basis to object) in or joining in any involuntary petition filed against it by any other Person under the any Debtor Relief Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (7) any Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower consents to or acquiesces (i.e., fails to object to such filing to the extent any Loan Party, or any Affiliate, officer, director, or representative of Borrower has a good faith basis to object) in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (8) Borrower makes an assignment for the benefit of creditors, or admits, in writing in any action or proceeding, its insolvency or inability to pay its debts as they become due (unless such admission was made to the Administrative Agent or the Lenders or was required to be made in such legal proceeding in order to not violate any applicable law); (9) the first full monthly payment of interest under this Agreement is not paid when due; (10) the Master Lease or Master Lease Guaranty is amended, modified or terminated without the prior written consent of the Administrative Agent or the Required Lenders, as the case may be, other than as expressly permitted by this Agreement; or (11) any Ground Lease is amended, modified or terminated without the prior written consent of the Administrative Agent or the Required Lenders, as the case may be, other than as expressly permitted by this Agreement.
In addition, notwithstanding anything contained in this Agreement, no direct or indirect partner, member, shareholder, principal, officer, director, employee, agent, representative or Affiliate of any Loan Party (but specifically excluding Guarantor’s obligations under the Guaranty Agreement and the HazMat Indemnity) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”) (other than pursuant to this Agreement, the Guaranty Agreement or the HazMat Indemnity) shall have any personal liability for, nor be joined as a party to any action with respect to (i) the payment of any sum of money which is or may be payable hereunder or under any other Loan Document (including, but not limited to, the repayment of the Obligations) or (ii) the performance or discharge of any covenants, obligations or undertakings of the Borrowers with respect thereto.
SECTION 9.15.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 9.16.     Interest Rate Limitation. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required or obligated to pay interest on the principal balance of the Loans at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the rate of interest charged hereunder, including Default Interest, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the sums due under the Loans shall, to the extent permitted by the applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loans does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loans for so long as any Loans are outstanding.
SECTION 9.17.     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Borrower, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of their Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to Borrower or any Affiliate thereof with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and their Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to Borrower or any Affiliates thereof. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.18.     Independent Effect of Covenants. Borrower expressly acknowledges and agrees that each covenant contained in this Agreement and the other Loan Documents shall be given independent effect. Accordingly, Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in this Agreement or any other Loan Document, if before or after giving effect to such transaction or act, Borrower shall or would be in breach of any other covenant contained in this Agreement or any other Loan Document.
SECTION 9.19.     Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of any Collateral Document which imposes additional burdens on Borrower or further restricts the rights of Borrower or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 9.20.     Reserved.
SECTION 9.21.     Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents, the Administrative Agent, any Lender or any of their respective Affiliates shall be subject to the prior approval of the Administrative Agent or such Lender, as the case may be (such approval not to be unreasonably withheld, conditioned or delayed). The Borrowers authorize the Administrative Agent and each Lender to issue press releases, advertisements and other promotional materials in connection with the Administrative Agent’s or such Lender’s own promotional and marketing activities, and such materials may describe the Loans in general terms or in detail and the Administrative Agent’s or such Lender’s participation therein in the Loans; provided, that absent an Event of Default, the prior written consent of the Borrowers shall be required with respect thereto.
SECTION 9.22.     Mortgage Loan.
(a)    Administrative Agent shall have the right (but not the obligation) to cure any “Event of Default” under and as defined in the Mortgage Loan Agreement, regardless of whether the same results from the breach of a monetary or non-monetary covenant; and the costs and expenses incurred by Administrative Agent in doing so, including reasonable attorneys' fees, with interest thereon at the rate set forth in Section 2.12(b), shall constitute a portion of the Indebtedness evidenced by the Loans, shall be secured by the Pledge Agreement and other Loan Documents, and shall be due and payable to Administrative Agent within five Business Days following written demand therefor.
(b)    JPP, LLC and/or JPP II, LLC, for so long as either or both shall be a Lender hereunder, shall have the right without notice or demand on Borrower or Mortgage Borrower to purchase all or any portion of the Mortgage Loan or any interest therein without notice to or consent of Borrower, in which event such Lender shall have and may exercise all rights of Mortgage Lender thereunder. Borrower hereby expressly agrees that any claims that Mortgage Borrower may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of the assigning Mortgage Lender and in no event shall Mortgage Borrower be entitled to bring or pursue such claims against Lender or any Affiliate of Lender or any other Person as the successor holder the Mortgage Loan or any interest therein.
(c)    If, on account of the subordination of the Loan to the Mortgage Loan, any Lender is required to remit to Mortgage Lender any amount theretofore paid to such Lender hereunder, then such amount shall continue to be owing pursuant to this Agreement and the other Loan Documents as part of the Indebtedness, notwithstanding the prior receipt of such payment by Lender.
(d)    Administrative Agent shall have the right at any time to discuss matters regarding the Property, the Collateral, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or its consultants, agents or representatives, without notice to or permission from Borrower, Mortgage Borrower or any of their affiliates. Administrative Agent shall have no obligation to disclose such discussions or the contents thereof with Borrower, Mortgage Borrower or any of their affiliates.
(e)    If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Administrative

Agent or any Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent applicable to Lender in this Agreement and the other Loan Documents. In addition, the denial by Lender of a requested consent or approval shall not result in any liability or other obligation of Lender, if such denial results directly or indirectly in a default under the Mortgage Loan and Borrower hereby waives any claim of liability against Lender arising from any such denial.
(f)    Borrower shall cause Mortgage Borrower to (a) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents unless such performance or observance shall be waived in writing by Mortgage Lender; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed (including, without limitation, with respect to funding reserves and escrows), notwithstanding repayment in full of the Mortgage Loan or any termination of the Mortgage Loan Agreement or other Mortgage Loan Documents; (c) promptly notify Lender of the giving of any notice of breach or default or any other written notice by Mortgage Lender to Mortgage Borrower or Borrower; (d) deliver a correct and complete copy of each notice, demand, request and correspondence (including electronically transmitted items) that, in each case, are given or received by Mortgage Borrower or Borrower to or from the Mortgage Lender or its administrative agent, and (e) not enter into any material amendment or modification of any Mortgage Loan Document, or any additional Mortgage Loan Documents, without Administrative Agent’s prior written consent, not to be unreasonably withheld
(g)    Borrower shall (or shall cause Mortgage Borrower to), from time to time, use commercially reasonable efforts to obtain from Mortgage Lender such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may be reasonably requested by Administrative Agent. In the event or to the extent that Mortgage Lender fails to deliver such estoppel, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Administrative Agent an estoppel executed by Borrower and Mortgage Borrower expressly representing to Administrative Agent (i) to the knowledge of Borrower and Mortgage Borrower, the outstanding principal balance of the Mortgage Loan and (ii) whether Mortgage Lender, Borrower, Mortgage Borrower or Guarantor has sent or received a default notice or Event of Default notice (and if so, attaching a copy of each such notice).
(h)    Without the express prior written consent of Administrative Agent, Borrower shall not, and Borrower shall not cause, suffer or permit Mortgage Borrower to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Mortgage Lender or any of its affiliates. Without the express prior written consent of Administrative Agent, Borrower shall not, and Borrower shall not cause, suffer or permit Mortgage Borrower to, enter into any consensual sale or other transaction in connection with the Mortgage Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Administrative Agent or Borrower, the Collateral or any portion thereof or any interest therein or of Mortgage Borrower in the Property or portion thereof or any interest therein.
(i)    In the event that the Mortgage Loan shall be repaid in full, at the request of Administrative Agent, Borrower shall, and shall cause Mortgage Borrower to, reasonably cooperate with Administrative Agent to convert the Loan to a mortgage loan substantially in the form of the Mortgage Loan, such that the Loans hereunder shall be secured by first mortgages on the Properties. In connection with any such conversion, Borrower shall cause the organizational documents of Borrower and Mortgage Borrower to be amended, to the extent necessary to effectuate such conversion, and to deliver such opinions, certificates, documents, mortgages, estoppels, assignments and title insurance policies so as to, as closely as practicable, replicate the structure of the Mortgage Loan made to Mortgage Borrower as of the Effective Date (but taking into account any releases of Properties or repayments of the Loans that has theretofore occurred). Borrower shall pay all of Lender’s reasonable out-of-pocket costs of such conversion. In the event the Mortgage Loan is repaid in full, Borrower shall not permit Mortgage Borrower to incur any Indebtedness secured by any assets of Mortgage Borrower, including the Properties, without the prior written consent of Administrative Agent.
(j)    If JPP, LLC and/or JPP II, LLC shall purchase the Mortgage Loan, Administrative Agent shall have the right from time to time, in their sole discretion, to allocate and reallocate any portion of the balance of the Loans hereunder to the Mortgage Loan, and Borrower shall, and shall cause Mortgage Borrower to, execute new Notes hereunder and new notes under the Mortgage Loan Agreement to evidence any such allocation or reallocation; provided, however, that no such reallocation shall result in an increase of the weighted average interest rate of the then-applicable interest rate with respect to the Notes and the then-applicable interest rate with respect to the notes evidencing the Mortgage Loan. In addition, following the acquisition of the Mortgage Loan by JPP, LLC and/or JPP II, LLC, within five Business Days following Administrative Agent’s request therefor, Borrower shall cause Mortgage Borrower to enter into an amendment of the Mortgage Loan pursuant to which the right of Mortgage Borrower to approve any transfer of the Mortgage Loan by Mortgage Lender (or the identity of any new lender thereunder) shall be eliminated.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:
SRC SPARROW 2 LLC
By:    /s/ Robert A. Riecker
Name:    Robert A. Riecker
Title:    Authorized Signatory

ADMINISTRATIVE AGENT:
JPP, LLC, a Delaware limited liability company
By:    /s/ Edward S. Lampert
Name:    Edward S. Lampert
Title:    Member

LENDERS:
JPP, LLC, a Delaware limited liability company
By:    /s/ Edward S. Lampert
Name:    Edward S. Lampert
Title:    Member
JPP II, LLC, a Delaware limited liability company
By:    /s/ Edward S. Lampert
Name:    Edward S. Lampert
Title:    Chairman and CEO of ESL Investments Inc. as GP of RBS Partners LP as Manager of

Schedule 1.01 – Properties

	Store Number	Address	City	County	State
1	2819	3115 Airport Way	Fairbanks	Fairbanks North Star Borough	AK
2	1228	1601 Arden Way	Arden	Sacramento	CA
3	4371	2875 Santa Maria Way	Santa Maria	Santa Barbara	CA
4	1141	14200 E. Alameda Avenue	Aurora	Arapahoe	CO
5	1221	1650 Briargate Blvd	Colorado Springs	El Paso	CO
6	1281	3201 Dillon Dr	Pueblo	Pueblo	CO
7	1831	16395 Washington Street	Thornton	Adams	CO
8	1043	470 Lewis Ave	Meriden	New Haven	CT
9	1263	425 Union St	Waterbury	New Haven	CT
10	7979	3555 St. Johns Bluff Road South	Jacksonville	Duval	FL
11	8065	3301 NW 107th Ave	Doral	Miami-Dade	FL
12	1035	3450 Wrightsboro Road	Augusta	Richmond	GA
13	1095	6580 Douglas Blvd	Douglasville	Douglas	GA
14	1155	400 Ernest W Barrett Pkwy Nw	Kennesaw	Cobb	GA
15	1565	1300 Southlake Mall	Morrow(Southlake)	Clayton	GA
16	1685	2100 Pleasant Hill Road	Duluth	Gwinnett	GA
17	2845	3700 Atlanta Highway	Athens	Clarke	GA
18	8745	4650, 4616 & 4740 Hugh Howell Road; 2301 Mountain Industrial Boulevard	Tucker	DeKalb	GA
19	1012	4000 Merle Hay Road**	Des Moines	Polk	IA
20	2422	4480 Sergeant Road	Sioux City	Woodbury	IA
21	2760	320 W Kimberly Road	Davenport	Scott	IA
22	1172	5 Stratford Square	Bloomingdale	Dupage	IL
23	1321	2200 W War Memorial Dr Ste 998	Peoria	Peoria	IL
24	1570	2 Woodfield Mall	Schaumburg	Cook	IL
25	1780	104 White Oaks Mall	Springfield	Sangamon	IL
26	1820	5000 Spring Hill Mall	West Dundee	Kane	IL
27	1840	6501 95Th Street	Chicago Ridge	Cook	IL
28	2121	1607 36Th Street	Peru	La Salle	IL
29	2360	3400 Quincy Mall	Quincy	Adams	IL
30	1600	6020 E 82Nd St	Indianapolis	Marion	IN
31	1650	2300 Southlake Mall	Merrillville	Lake	IN
32	1680	10202 E Washington Street	Indianapolis	Marion	IN
33	1800	6501 Grape Road	Mishawaka	St. Joseph	IN
34	2290	3901 Franklin Street	Michigan City	Laporte	IN
35	1642	1781 SW Wanamaker Road	Topeka	Shawnee	KS
36	1730	3000 Mall Road	Florence	Boone	KY
37	1077	3601 Southern Ave	Shreveport	Caddo Parish	LA
38	1086	9001 Cortana Place	Baton Rouge	East Baton Rouge Parish	LA
39	1116	4800 Millhaven Road	Monroe	Ouachita Parish	LA
40	1147	6501 Blubonnet Boulevard	Baton Rouge	East Baton Rouge Parish	LA

	Store Number	Address	City	County	State
41	1226	4400 Veterans Memorial Boulevard	Metairie	Jefferson Parish	LA
42	2087	3401 Masonic Dr	Alexandria	Rapides Parish	LA
43	2677	2950 E. Texas Street	Bossier City	Bossier Parish	LA
44	1033	1009 South Washington Street	North Attleboro	Bristol	MA
45	1104	521 Donald Lynch Blvd	Marlborough	Middlesex and Worcester	MA
46	1223	200 Westgate Dr	Brockton-Westgate	Plymouth	MA
47	2934	8 Galleria Mall Drive	Taunton	Bristol	MA
48	1074	11170 Mall Circle	Waldorf	Charles	MD
49	1634	6901 Security Blvd	Baltimore	Baltimore	MD
50	1754	701 Russell Ave	Gaithersburg	Montgomery	MD
51	1854	8200 Perry Hall	Nottingham	Baltimore	MD
52	1011	3622 Rivertown Pkwy Sw	Grandville	Kent	MI
53	1092	35000 Warren Road **	Westland	Wayne	MI
54	1110	6780 S Westnedge Ave	Portage	Kalamazoo	MI
55	1192	5500 Harvey St	Muskegon	Muskegon	MI
56	1700	18900 Michigan Ave	Dearborn	Wayne	MI
57	1720	14100 Lakeside Circle	Sterling Hts	Macomb	MI
58	1760	27600 Novi Road	Novi	Oakland	MI
59	2040	5575 B Drive N	Battle Creek	Calhoun	MI
60	2180	1212 S Airport Road W	Traverse City	Grand Traverse	MI
61	9693	Shortcut Road	Marine City	St Clair	MI
62	8702	2700 Winter St Ne	Minneapolis	Hennepin	MN
63	1042	101 N Rangeline Road	Joplin	Jasper	MO
64	1171	2825 S Glenstone Ave, Suite 500	Springfield	Greene	MO
65	1182	3 Mid Rivers Mall Dr	St. Peters	St. Charles	MO
66	1222	250 S County Center Way	St. Louis	St. Louis County	MO
67	1690	1 Chesterfield Mall	Chesterfield	St. Louis	MO
68	1822	330 Siemers Drive	Cape Girardeau	Cape Girardeau County	MO
69	1166	1740 Bonita Lakes Circle	Meridian	Lauderdale	MS
70	1306	1000 Turtle Creek Dr	Hattiesburg	Lamar	MS
71	1165	1480 Concord Parkway	Concord	Cabarrus	NC
72	1375	3320 Silas Creek Pkwy	Winston Salem	Forsyth	NC
73	1605	7330 Old Wake Forest Road	Raleigh	Wake	NC
74	1805	4601 Glenwood Ave Unit 1	Raleigh	Wake	NC
75	2175	3600 S. Memorial Drive	Greenville	Pitt	NC
76	2515	1940 US Highway 70 SE	Hickory	Catawba	NC
77	7385	819 E Six Forks Road	Raleigh	Wake	NC
78	1712	2800 S Columbia Road	Grand Forks	Grand Forks	ND
79	1022	3420 Oak View Drive	Oakview	Douglas	NE
80	1314	51 Us Hwy #1	New Brunswick	Middlesex	NJ
81	1554	4409 Black Horse Pike	Mays Landing	Atlantic	NJ
82	1614	112 Eisenhower Pkwy Ste 2A	Livingston	Essex	NJ
83	1734	300 Quaker Bridge Mall	Lawrenceville	Mercer	NJ
84	1764	Route 80 & Mt. Hope Avenue	Rockaway	Morris	NJ
85	1874	2501 Mt Holly Road	Burlington	Burlington	NJ
86	1717	10000 Coors Bypass Nw	Albuquerque	Bernalillo	NM

	Store Number	Address	City	County	State
87	2207	1000 S Main St	Roswell	Chaves	NM
88	1504	4475 Transit Road	Clarence	Erie	NY
89	4928	308 Dix Avenue	Queensberry	Warren	NY
90	1051	17271 Southpark Ctr	Strongsville	Cuyahoga	OH
91	1120	5053 Tuttle Crossing Blvd	Columbus	Franklin	OH
92	1210	1400 Polaris Parkway	Columbus	Delaware	OH
93	1710	5000 Great Northern Mall	North Olmsted	Cuyahoga	OH
94	2010	600 Richland Mall	Mansfield	Richland	OH
95	2390	1475 Upper Valley Pike	Springfield	Clark	OH
96	4937	1470 North Bridge Street	Chillicothe	Ross	OH
97	1545	205 W. Blackstock Road	Spartanburg	Spartanburg	SC
98	1595	700 Haywood Road	Greenville	Greenville	SC
99	2305	3101 N. Main Street	Anderson	Anderson	SC
100	2855	2068 Sam Rittenberg Boulevard	Charleston	Charleston	SC
101	1315	401 Northgate Mall	Chattanooga	Hamilton	TN
102	8206	640 Thompson Lane	Nashville	Davidson	TN
103	447	3, 1501 & 1602 Kings Road; 2850 & 3150 Marquis Drive	Garland	Dallas	TX
104	1027	750 Sunland Park Drive	El Paso	El Paso	TX
105	1076	2401 S Stemmons Fwy	Lewisville	Denton	TX
106	1176	999 Pasadena Blvd	Pasadena	Harris	TX
107	1187	3000 Town East Mall	Mesquite	Dallas	TX
108	1217	1305 Airline Road	Corpus Christi	Nueces	TX
109	1267	1800 Green Oaks Road	Fort Worth	Tarrant	TX
110	1297	1101 Melbourne Road	Hurst	Tarrant	TX
111	1307	4310 Buffalo Gap Road	Abilene	Taylor	TX
112	1317	8401 Gateway Blvd W	El Paso	El Paso	TX
113	1327	1000 San Jacinto Mall	Baytown	Harris	TX
114	1337	851 N Central Expwy	Plano	Collin	TX
115	1367	6001 W Waco Dr	Waco	Mclennan	TX
116	1377	7925 Fm 1960 Road W	Houston	Harris	TX
117	1387	7701 Interstate Highway 40 W	Amarillo	Potter	TX
118	1407	6461 Eastex Fwy	Beaumont	Jefferson	TX
119	1417	20131 Highway 59 N	Humble	Harris	TX
120	1427	6909 N Loop 1604 E	San Antonio	Bexar	TX
121	1447	4900 S. Hulen Street	Hulen	Tarrant	TX
122	1487	12701 Ridgeline Boulevard	Austin	Williamson	TX
123	2197	10000 Emmett F Lowry Expy	Texas City	Galveston	TX
124	2247	5300 San Dario Avenue	Laredo	Webb	TX
125	2497	2320 N Expressway	Brownsville	Cameron	TX
126	2547	1502 Harvey Road	College Station	Brazos	TX
127	2557	3510 McCann Road	Longview	Gregg	TX
128	2587	2201 S. Interstate 35 E	Denton	Denton	TX
129	8147	7353 NW Loop 410	San Antonio	Bexar	TX
130	8217	5001 N. Beach Street	Fort Worth	Tarrant	TX
131	8717	5901 Griggs Road	Houston	Harris	TX
132	1029	4700 N Division St	Spokane	Spokane	WA
133	1038	14720 E Indiana Ave	Spokane Valley	Spokane	WA

	Store Number	Address	City	County	State
134	1139	301 Southcenter Mall	Tukwila	King	WA
135	2029	9 E Valley Mall Blvd **	Union Gap	Yakima	WA
136	2219	651 Sleater Kinney Road	Lacey/Olympia	Thurston	WA
137	2309	10315 Silverdale Way Nw, Suite C	Silverdale	Kitsap	WA
138	4147	4110 E Sprague Avenue	Spokane	Spokane	WA

Schedule 1.02 – Appraised Values

As set forth in the Closing Date Officer’s Certificate

Schedule 1.03 – Single Purpose Entity Requirements

Since the date of its formation and at all times on and after the Effective Date and continuing at all times until all Obligations (other than Unliquidated Obligations) have been paid in full:
(a)    Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, and holding the direct and indirect equity interests in Mortgage Borrower, entering into and performing its obligations under the Loan Documents, refinancing the Collateral in connection with a permitted repayment of the Loans, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than the Collateral and necessary incidental personal property related thereto.
(b)    Borrower has not engaged and will not engage in any business or activity other than the ownership Collateral and Borrower will conduct and operate its business as presently conducted and operated.
(c)    Borrower has not entered and will not enter into any contract or agreement with any Affiliate of such Borrower, any constituent party of such Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than those that would be available on an arm’s-length basis from an unrelated third party.
(d)    Borrower has not incurred and will not voluntarily incur any Indebtedness other than (i) the Loans and (ii) other Indebtedness permitted under Section 6.01. For the avoidance of doubt, the inability of Borrower or Mortgage Borrower to pay costs and expenses (e.g. utility bills) as they come due, in each case arising from or attributable to insufficient cash flow from the Properties, or Borrower’s or Mortgage Borrower’s lack of access thereto (to the extent caused by the Administrative Agent’s or any Lender’s exercise of remedies or the exercise of remedies under the Mortgage Loan Documents), shall not be deemed to constitute a voluntary incurrence of Indebtedness for purposes of this clause (d)No Indebtedness, other than the Loans, may be secured by any portion of the Collateral. No Exculpated Party is required to, nor prohibited from, contributing additional capital to the Borrowers for purposes of compliance with this clause (d).
(e)    Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate of such Borrower, any constituent party of such Borrower or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.
(f)    Borrower has been, is, and intends to remain solvent and such Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.
(g)    (i) Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) no Borrower has terminated or failed to comply with and no Borrower will terminate or fail to comply with the provisions of its organizational documents, (iii) Borrower has not amended, modified or otherwise changed its organizational documents except as disclosed to the Administrative Agent prior to the Effective Date and (iv) Borrower will not amend, modify or otherwise change its organizational documents in a manner that is adverse to the Lender.

(h)    Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Borrower’s assets have not been listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that such Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such Borrower’s own separate balance sheet. Borrower has filed and shall file its own tax returns (except to the extent that such Borrower was or is treated as a “disregarded entity” for tax purposes and was or is not required to file tax returns under applicable law) and has not filed and shall not file a consolidated federal income tax return with any other Person. Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.
(i)    Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Borrower or any constituent party of such Borrower), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)    Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
(k)    Borrower has not and no constituent party of Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower, any sale or other transfer of all or substantially all of its assets or any sale or other transfer outside the ordinary course of business.
(l)    Borrower has not commingled and will not commingle funds or other assets of Borrower with those of any Affiliate or constituent party or any other Person, and Borrower has held and will hold all of its assets in its own name.
(m)    Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)    No Borrower has not assumed, guaranteed or become obligated for the debts or obligations of any other Person or has held itself out to be responsible for and has not had its credit or assets available to satisfy the debts or obligations of any other Person. Borrower will not assume, guarantee or become obligated for the debts or obligations of any other Person or will not hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.
(o)    The organizational documents of Borrower shall provide that the business and affairs of such Borrower shall be managed by or under the direction of a board of one or more directors or managers designated by the member of such Borrower, and at all times there shall be at least one duly appointed individuals on the board managers (each, an “Independent Director”) of such Borrower, each of whom (i) has at least three years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National

Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by the Administrative Agent; (ii) is not on the board of directors or managers of more than two Affiliates of Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to a Borrower or any Affiliate of a Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person controlling or under common control with any of (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of an Affiliate of Borrower that is not in the direct chain of ownership of a Borrower and that is required by a creditor to be a “single purpose entity”; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of Borrower pursuant to an express provision in such Borrower’s operating agreement providing for the appointment of such Independent Director as a member of such Borrower upon the occurrence of any event pursuant to which the sole member of such Borrower ceases to be a member of such Borrower (including the withdrawal or dissolution of the sole member). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. The organizational documents of Borrower shall provide that no Independent Director of Borrower may be removed or replaced without Cause, and unless such Borrower provides the Administrative Agent with not less than three Business Days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of such Borrower relating to an Independent Director. In addition, the organizational documents of such Borrower shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such organizational documents (it being agreed that Lender’s sole remedy in such instance is equitable relief to ensure compliance herewith). As used in this paragraph, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings. As used in this paragraph, the term “single purpose entity” shall mean a Person whose organizational documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Schedule 1.03. “Cause” shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director’s duties, or (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any legal requirements.

(p)    The organizational documents of Borrower shall provide that the board of directors or managers of such Borrower shall not take any action which, under the terms of any organizational documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the board of directors or managers of such Borrower unless, at the time of such action, there shall be at least one member of the board of directors or managers who is an Independent Director (and such Independent Director has participated in such vote). The organizational documents of such Borrower shall provide that such Borrower will not (and such Borrower agrees that it will not), without the unanimous consent of its board of directors or managers, including the consent of the Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for such Borrower or a substantial portion of its assets or properties, (iii) make an assignment for the benefit of creditors, (iv) admit in writing in any bankruptcy or insolvency proceeding Borrower’s inability to pay its debts generally as they become due, or (vi) declare or effectuate a moratorium on the payment of any obligations. In addition, the organizational documents of such Borrower shall provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this paragraph (p), the Independent Directors shall consider only the interests of such Borrower, including its creditors.
(q)    The organizational documents of Borrower shall provide that, as long as any portion of the Loans remains outstanding, upon the occurrence of any event that causes the sole member of such Borrower (“Sole Member”) to cease to be a member of such Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (ii) the resignation of the Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), each of the persons acting as an Independent Director of such Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Borrower, automatically be admitted as a member of such Borrower (a “Special Member”) and shall preserve and continue the existence of such Borrower without dissolution. The organizational documents of such Borrower shall further provide that for so long as any portion of the Loans is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to such Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of such Borrower.
(r)    The organizational documents of Borrower shall provide that, as long as any portion of the Loans remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) the Sole Member may not resign, and (ii) no additional member shall be admitted to such Borrower.
(s)    The organizational documents of Borrower shall provide that, as long as any portion of the Loans remains outstanding: (i) such Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of such Borrower in such Borrower unless the business of such Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Borrower to cease to be a member of such Borrower or that causes Sole Member to cease to be a member of such Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (B) the resignation of the Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety days after the occurrence of the event that terminated the continued membership of such member in such Borrower, agree in writing (1) to continue the existence of such Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member to cease to be a member of Borrower and upon the occurrence of such event, the business of such Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, such Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of such Borrower, to compel any sale of all or any portion of the assets or properties of such Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Borrower.
(t)    [reserved]
(u)    [reserved]
(v)    Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.
(w)    Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it. Borrower has paid and shall pay from its assets all obligations of any kind incurred.
(x)    Borrower has not (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or for all or any portion of such Borrower’s assets or properties or (iii) made any assignment for the benefit of such Borrower’s creditors. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or for all or any portion of such Borrower’s assets or properties or (C) make any assignment for the benefit of such Borrower’s creditors.
(y)    Borrower has maintained and will maintain an arm’s-length relationship with its Affiliates.
(z)    Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(aa)    Except in connection with the Loans, Borrower has not pledged or will pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.
(bb)    Borrower has not had, has or will have any obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Loans and that will not constitute a claim against such Borrower if cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation.
(cc)    The organizational documents of Borrower shall provide that Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its organizational documents with respect to any of the matters set forth in this Schedule 1.03, without the prior consent of the Administrative Agent in its sole discretion.
(dd)    Borrower and Independent Directors will consider the interests of such Borrower’s creditors in connection with all actions.
(ee)    Borrower has not had and, except in connection with the Loan, will not have any of its obligations guaranteed by any Affiliate.
(ff)    Borrower has not owned or acquired or will own or acquire any stock or securities of any Person (except to the extent expressly permitted under the Loan Documents).
(gg)    Borrower has not bought or held or will not buy or hold evidence of Indebtedness issued by any other Person (other than cash or investment-grade securities).
Notwithstanding the foregoing, it is agreed that any failure to comply with clauses (d), (f), (j), (v), and (w) arising from or attributable to insufficient cash flow from the Property, or Borrower’s or Mortgage Borrower’s lack of access thereto as a result of an exercise of remedies by Administrative Agent or the administrative agent under the Mortgage Loan, is not a default. In addition, with respect to such provisions, no Exculpated Party is required to, nor prohibited from, contributing additional capital to Borrower or Mortgage Borrower for purposes of compliance with these provisions.

Schedule 1.04 – Purchase Options

As set forth in the Closing Date Officer’s Certificate

Schedule 1.05 – Release Prices

As set forth in the Closing Date Officer’s Certificate

Schedule 2.01 – Commitments

LENDER	COMMITMENT
JPP, LLC	$228,000,000
JPP II, LLC	$12,000,000
AGGREGATE COMMITMENTS	$240,000,000

Schedule 3.01 – Organizational Chart

As set forth in the Closing Date Officer’s Certificate

Schedule 3.06 – Litigation, Environmental and Labor Matters; Environmental Reports

As set forth in the Closing Date Officer’s Certificate

Schedule 3.38 – Underwriting Representations

As set forth in the Closing Date Officer’s Certificate

Schedule 5.17 – Post-Closing Matters

As set forth in the Closing Date Officer’s Certificate

EXHIBIT A
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:        ______________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________

______________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A-1

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrowers: [BORROWER], a Delaware limited liability company

4.	Administrative Agent: [ADMINISTRATIVE AGENT, in its capacity as Administrative Agent under the Credit Agreement, together with its successors and assigns

5.	Credit Agreement: The Credit Agreement dated as of March 14, 2018 among the Borrower, the Lenders parties thereto and the Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned[8]	Percentage Assigned of Loans[7]
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:        ______________]8

[Page break]

___________________________
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
8 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A-2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]9
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]10
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and]11 Accepted:

UBS AG, Stamford Branch, as
Administrative Agent

By: _________________________________
Title:

___________________________
9 Add additional signature blocks as needed. Include both Fund/Pension Fund and manager making the trade (if applicable).
10 Add additional signature blocks as needed. Include both Fund/Pension Fund and manager making the trade (if applicable).
11To be added only if the consent of the Administrative agent is required by the terms of the Credit Agreement.

Exhibit A-3

[Consented to:] 12

SRC REAL ESTATE (TX), LLC
By:
Name:
Title:
SRC FACILITIES LLC
By:
Name:
Title:
SRC O.P. LLC
By:
Name:
Title:

___________________________
12 To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

Exhibit A-4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the

Annex 1-1

Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1-2

EXHIBIT B

[Reserved]

EXHIBIT C
[Reserved]

IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the day and year first above written.
SRC REAL ESTATE (TX), LLC
By:
Name:
Title:
SRC FACILITIES LLC
By:
Name:
Title:
SRC O.P. LLC
By:
Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned, [__________], hereby certifies that such Person is a Responsible Officer of each of [BORROWER], a limited liability company (the “Borrower”). This Compliance Certificate is being delivered pursuant to Section 5.01(c) of that certain Credit Agreement dated as of March 14, 2018 among the Borrower, the Lenders from time to time party thereto and the administrative agent named therein (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein. This Compliance Certificate is being delivered in connection with the Financials for the Fiscal [Quarter] [Year] ended [__________], 20[__]. The undersigned does hereby certify, as of the date hereof, solely in such Person’s capacity as a Responsible Officer and not in such Person’s individual capacity, for and on behalf of the Borrowers and the other Loan Parties, that:
1.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers, the other Loan Parties and the Subsidiaries during the accounting period covered by the attached Financials [and such Financials delivered with this Compliance Certificate in accordance with Section 5.01(b) of the Credit Agreement present fairly in all material respects the financial position and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes].13
2.    No Default has occurred[, except for such events or conditions listed on Schedule 1 attached hereto].14
The terms and provisions of Section 9.14 of the Credit Agreement are incorporated herein by reference and shall apply to the certifications and obligations of the Borrowers hereunder with the same force and effect as if fully set forth herein.
[remainder of page intentionally blank]

___________________________
13 Insert bracketed language if the Borrower is delivering financial statements pursuant to Section 5.01(b) of the Credit Agreement.
13 Insert bracketed language only if a Default has occurred. The details of any Default and any action taken or proposed to be taken with respect to such Default should be specified on the Schedule.

Exhibit D-1

The foregoing certifications are made and delivered this [___] day of [__________], 20[__].
SRC REAL ESTATE (TX), LLC
By:
Name:
Title:
SRC FACILITIES LLC
By:
Name:
Title:
SRC O.P. LLC
By:
Name:
Title:

Exhibit D-2

Schedule 1
to Compliance Certificate

Defaults

Exhibit D-3